UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                         ______________________________

       DATE OF REPORT (Date of earliest event reported): March 2, 2006

                         ______________________________

                           FIRST MERCHANTS CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

                         _______________________________

          INDIANA                      0-17071                 35-1544218
(State or other jurisdiction   (Commission File Number)       (IRS Employer
      of incorporation)                                     Identification No.)


                             200 East Jackson Street
                                  P.O. Box 792
                              Muncie, IN 47305-2814
          (Address of Principal Executive Offices, including Zip Code)


                                 (765) 747-1500
              (Registrant's Telephone Number, including Area Code)


         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to  Rule 14a-12 under  the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

ITEM 2.02    RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

         On March 2, 2006, First Merchants Corporation mailed its Annual Report 2005 ("Report") to its stockholders of record on February 10, 2006. The Report is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The Report is being furnished by the Registrant pursuant to Regulation FD and is not being filed.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

    (a)      None

    (b)      None

    (c)      Exhibits.

             Exhibit 99.1 First Merchants Corporation Annual Report 2005 (Furnished pursuant to Regulation FD)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 FIRST MERCHANTS CORPORATION
                                        (Registrant)

                                 By:  /s/  Mark K. Hardwick
                                    --------------------------------------------
                                           Mark K. Hardwick
                                           Executive Vice President and
                                           Chief Financial Officer
                                           (Principal Financial and Chief
                                           Accounting Officer)


Dated:  March 2, 2006

                                  EXHIBIT INDEX
                                  -------------


Exhibit No.                     Description
-----------                     -----------
    99.1                        First Merchants Corporation Annual Report 2005

                          First Merchants Corporation

                                 Exhibit No. 99.1

                             BUILD ON OUR FOUNDATION

                                [GRAPHIC OMITTED]

                               ANNUAL REPORT 2005

                       [LOGO] First Merchants Corporation

FIRST MERCHANTS CORPORATION

MARKET AREA

[GRAPHIC OMITTED]

ANNUAL MEETING

The Annual Meeting of Stockholders of First Merchants Corporation will be held...

Thursday, April 13, 2006 o 3:30 pm

Horizon Convention Center
401 South High Street
Muncie, Indiana 47305

FINANCIAL HIGHLIGHTS                          1

TO OUR SHAREHOLDERS                           2

YEAR IN REVIEW                                4

INVESTOR SUMMARY                              6

DIRECTORS                                     7

OFFICERS                                      8

FINANCIAL REVIEW                              9

CORPORATE PROFILE

First Merchants Corporation, a financial holding company headquartered in Muncie, Indiana, was organized in September 1982 as the bank holding company for Merchants National Bank of Muncie, now First Merchants Bank, N.A. Since its organization, First Merchants Corporation has grown to include nine affiliate banks with over seventy locations in seventeen Indiana and three Ohio counties, a trust company, a multi-line insurance company, and a title company.

Subsidiaries include First Merchants Bank, N.A. in Delaware and Hamilton Counties; The Madison Community Bank, N.A. in Madison County; First United Bank, N.A. in Henry County; The United Communities National Bank with locations in Randolph, Union, Fayette, Wayne and Butler (OH) counties; The First National Bank of Portland in Jay County; Decatur Bank & Trust Company, N.A. in Adams County; Frances Slocum Bank & Trust Company, N.A. in Wabash, Howard, and Miami counties; Lafayette Bank and Trust Company, N.A. in Tippecanoe, Carroll, Jasper, and White counties; and Commerce National Bank in Franklin and Hamilton counties in Ohio.

Affiliate banks offer a full range of personal and business banking services including commercial and agribusiness lending, mortgages of all types, cash management products, merchant card services, and an attractive selection of deposit offerings.

The Corporation also operates First Merchants Insurance Services, a full-service property, casualty, personal lines, and health care insurer headquartered in Muncie, Indiana, and is the majority owner of the Indiana Title Insurance Company LLC.

Another affiliate, Merchants Trust Company unites the trust and asset management services of all banks of the Corporation and represents one of the largest trust companies in the State of Indiana. Merchants Trust Company provides a broad array of trust and investment services to individuals and businesses, including retirement, pension, and profit-sharing plans.

[GRAPHIC OMITTED]                                           FINANCIAL HIGHLIGHTS

                                                       we make green things grow

                        Table dollar amounts in thousands, except per share data

      o     DILUTED NET INCOME PER SHARE

  [THE FOLLOWING TABLE WAS REPRESENTED BY A BAR CHART IN THE PRINTED METERIAL.]

2001                          $1.61

2002                          $1.69

2003                          $1.50

2004                          $1.58

2005                          $1.63

      o     DIVIDENDS PER SHARE

  [THE FOLLOWING TABLE WAS REPRESENTED BY A BAR CHART IN THE PRINTED METERIAL.]

2001                          $ .84

2002                          $ .86

2003                          $ .90

2004                          $ .92

2005                          $ .92

      o     AVERAGE ASSETS (in millions)

  [THE FOLLOWING TABLE WAS REPRESENTED BY A BAR CHART IN THE PRINTED METERIAL.]

2001                       $1,689.7

2002                       $2,406.3

2003                       $2,906.2

2004                       $ 3,1091

2005                       $3,179.5

o  At year end                                              2005         2004
--------------------------------------------------------------------------------

Total Assets                                             $3,237,079   $3,191,668

Stockholders' Equity                                        313,396      314,603

Total Loans                                               2,462,337    2,431,418

Total Investments                                           434,266      421,535

Total Deposits                                            2,382,576    2,408,150

Trust Accounts at Market Value
   (not included in banking assets)                       1,530,765    1,552,923

o  For the year
--------------------------------------------------------------------------------

Interest Income                                          $  177,209   $  156,974

Interest Expense                                             66,080       51,585

Net Interest Income                                         111,129      105,389

Provision for Loan Losses                                     8,354        5,705

Total Other Income                                           34,717       34,554

Total Other Expenses                                         93,957       91,642

Income Tax Expense                                           13,296       13,185

Net Income                                                   30,239       29,411

o  Per share
--------------------------------------------------------------------------------

Basic Net Income                                         $     1.64   $     1.59

Diluted Net Income                                             1.63         1.58

Cash Dividends                                                  .92          .92

Book Value                                                    17.02        16.93

Market Value (Dec. 31 Bid Price)                              26.00        28.30

o  Averages during the year
--------------------------------------------------------------------------------

Total Assets                                             $3,179,464   $3,109,104

Total Loans                                               2,434,134    2,369,017

Total Investments                                           426,400      393,903

Total Deposits                                            2,418,752    2,365,306

                                                                             o 1

[PHOTO OMITTED]

                                                          Michael L. Cox (left),
                                             President & Chief Executive Officer
                                              with Michael C. Rechin, who joined
                                                     First Merchants Corporation
                                                               in November 2005,
                                                     as Chief Operating Officer.

2005

      THE CORPORATION

      PAID CASH DIVIDENDS

      DURING 2OO5

      THAT TOTALED

      92 CENTS PER SHARE.

      TO OUR SHAREHOLDERS:

Building for today and tomorrow....

In 2005, we closed another solid year marking our 29th year out of 30 with earnings improvement year-over-year. Our progress is indicative of this year's Annual Report theme, "Build on our Foundation." Our bank, insurance and trust affiliates continue to provide the foundation upon which we grow.

As we continue to strengthen our management team, in November, we were pleased to announce that Mike Rechin joined our company as Chief Operating Officer. A veteran banker, Mike will assist in building the First Merchants franchise in all of the communities we serve, with special interest and experience in the Indianapolis market.

For our shareholders and customers, this means that we are continually striving to operate our companies in a way that yields value, security and confidence.

From Indianapolis to Decatur and from Lafayette to Columbus, our companies provide the local decision-making and high level of service that is expected by clients. Muncie, home base of our founding bank and trust company will continue to provide support to all of our outlying financial affiliates.

Whether it's personal or business banking, insurance, investments or trust services, our affiliate companies help their clients build their dreams.

We are pleased with the continued strength of client growth we are experiencing in the Columbus, Ohio, Lafayette, and greater Indianapolis markets, as well as our banks along the Indiana/Ohio state line.

Diluted earnings per share for 2005 over 2004 came in at $1.63 versus $1.58, with a total net income of $30,239,000 compared to $29,411,00 in 2004.

The Corporation's assets equaled $3.2 billion at the close of 2005, an increase of $45 million from 2004. Merchants Trust Company continued to experience growth, and manages $1.5 billion in assets.

Operating income, a measure of business vibrancy, increased 5.1% to $149 million. Operating expenses, net of the pension curtailment charge recorded during the first quarter of 2005, are up only seven-tenths of a percent, due to our internal cost-control initiatives.

o 2

                                                               [GRAPHIC OMITTED]

                                               RELENTLESS CONTROL OF EXPENSES, o

                                                     EFFECTIVE RISK MANAGEMENT o

                                                      AND COMPLIANCE OVERSIGHT o

                          ARE AT THE CORE OF OUR SHAREHOLDER VALUE COMMITMENT.

The Corporation's yield on earning assets increased by 54-basis points during the year, while the cost of supporting liabilities increased by 45-basis points. We continue to manage deposit pricing and core deposit balances and feel confident that we are managing that portfolio balance in a prudent manner.

The lag in Treasury rates to the capital markets is proving to be a challenge. While the three-year Treasury Bond increased 118-basis points, the 30-year remained essentially flat during the same time period causing the yield curve to flatten. A flat yield curve presents challenges with respect to asset/liability balance and pricing; a situation we monitor continually.

First Merchants Insurance Services continued its growth in 2005 with the acquisition of Trust Corporation Financial Services. FMIS now has total commission income in excess of $3.8 million.

During the fourth quarter of 2005, we began merger activities between First United Bank and First Merchants Bank to resolve overlapping market issues and derive benefit from operating cost efficiencies. The merger is going well and is being embraced by clients and employees of both banks.

Additionally, we relocated our data center, including operations and call center activities, into a new facility in Daleville, Indiana, to achieve cost reduction and centralization efficiency. Our original data center, which we had outgrown, will be utilized as a disaster recovery backup site allowing us to eliminate an external offsite disaster recovery contract.

Looking into 2006, we will continue to emphasize increasing market share, with a primary focus in Indianapolis, Lafayette, Columbus and Cincinnati. That goal will be accomplished through the expansion of customer relationships and investment in markets that offer demographic accretion.

Relentless control of expenses, effective risk management, and compliance oversight are at the core of our shareholder value commitment. The foundation of that commitment is our talented and dedicated employees. I want to thank them for the valuable contributions they make to support First Merchants Corporation.

To our shareholders, I express our appreciation for your continued confidence, as we strive to exceed your expectations.

                                                               [GRAPHIC OMITTED]

Sincerely,                    We collectively look forward to a prosperous 2006.

/s/ Michael L. Cox

Michael L. Cox
President and Chief Executive Officer

                                                                             o 3

[GRAPHIC OMITTED]                                                           YEAR

BUILDING OUR GROWTH ENGINES

      Within the First Merchants' market area, several areas of dynamic population and business growth have continued to be a focus for the Corporation and its affiliates. During 2005, Indianapolis and its northern suburbs saw construction begin on two new banking locations. In Carmel, work is underway on a new retail banking center for First Merchants Bank that will provide a modern, convenient space for this growing area. This location is scheduled to open early in the second quarter of 2006.

      On 96th Street at I-465, the construction of the new United States Tennis Association building has moved forward steadily. As primary tenants, First Merchants Bank and Merchants Trust Company will be opening new offices to serve commercial, trust and investment clients.

      During 2005, business development efforts continued in the Elkhart region, which claims the highest concentration of manufacturers and largest manufacturing workforce of any Indiana county.

      Expansion efforts focused on services to business clients are continuing by Commerce National Bank and Decatur Bank & Trust in the Cincinnati and Fort Wayne markets respectively.

BUILDING OUR BRAND

      The value of our Corporation is not the performance of any singular operating division, but the leveraging of our strength together. In 2005, First Merchants Corporation formalized and executed the beginning of our Strategic Branding initiative.

      As we build our brand awareness throughout the First Merchants Corporation footprint, our message focuses on our ability to meet customer needs through banking, trust and insurance. This is the partnership and support our customers have grown to expect and value from us.

      As stated in our Vision, we want "To be the trusted financial advisor for every client." That statement is a testament to our strength as a financial services holding company positioned to meet all of our customer's financial needs.

      It doesn't matter if you live in Richmond, Monticello, or anywhere in between, First Merchants Corporation meets the needs of customers large and small, with banking, trust and insurance.

BUILDING BETTER SERVICES

[GRAPHIC OMITTED]

Business Debit Card

The business debit card meets the growing demands of business by offering a convenient payment option. Debit cards are more convenient than checks, make record keeping easier, and are more secure than cash. Business clients control access and set limits on each card issued.

                                                               [GRAPHIC OMITTED]

Online Banking and Bill Pay

Beginning in late summer, an updated Online Banking and Bill Pay service was launched for all affiliates. This enhanced service includes exciting features and capabilities that enable customers to manage their accounts the way they want - anytime, anywhere.

Mobile Business Banking

This new, secure courier service being offered by First Merchants Bank to businesses in Marion and Hamilton counties provides business clients a safe, convenient way to manage their business banking. Instead of wasting time in traffic and cutting lunchtime short, clients can simply call for a pick up or schedule a routine appointment time. We'll bring the bank to you!

                                                               [GRAPHIC OMITTED]

o 4

IN REVIEW

BUILDING STRONGER COMMUNITY BANKS

      During the fourth quarter of 2005, we started merger activities between First Merchants Bank and First United Bank to create a resulting bank with $859 million in assets with 188 employees. Led by President Jack Demaree, First Merchants Bank has offices in Delaware, Hamilton and Henry Counties.

      As always, our philosophy is to keep a "decision maker" in front of the customer. Common systems and products, along with the shared commitment of being the provider of choice in banking, trust and insurance services to our communities, supports this strategic merger.

BUILDING OUR INFRASTRUCTURE

      FMC Operations and Technology Divisions began relocating to a new, larger facility in the Heartland Business Center on I-69 at Daleville.

                               [GRAPHIC OMITTED]

      In mid 2005, the Corporation began relocating its Operations and Technology divisions to a new and larger facility located in the Heartland Business Center on I-69 at Daleville. In addition to the increased space and consolidation of the divisions into one facility, the location is perfectly situated to draw top talent from communities on the north side of Indianapolis.

      Bob Connors, First Merchants' SVP and Chief Information Officer, commented that the move "will address immediate needs, as well as provide future growth."

      "Our objectives were to consolidate Corporate Operations and Technology into one facility, facilitate future growth, improve management control, optimize the Corporation's disaster recovery posture, and preserve existing facility investments," said Connors.

      The move will continue in phases during 2006 to ensure that service levels are not affected. When the move is complete, the current data center will be utilized as a fully functional disaster recovery site for the Corporation.

                                     2005

FEBRUARY                           o  First Merchants Corporation
                                      Strategic Branding Initiative

MARCH                              o  Business Debit Card Introduction

                                   o  Indianapolis Mobile Business
                                      Banking Launched

JULY                               o  Updated Online Banking
                                      and Bill Pay Product Implemented

AUGUST                             o  Carmel Banking Center
                                      Construction Begins

OCTOBER                            o  96th Street at I-465 Ground-Breaking

NOVEMBER                           o  Operations and Technology Divisions
                                      Move to Heartland Business Center

DECEMBER                           o  First Merchants Bank and
                                      First United Bank Merger
                                      Activities Begin

[GRAPHIC OMITTED]

                                                                       TIME LINE

                                                                             o 5

INVESTOR SUMMARY

                                                        we're more than bankers.

                                                            we're your partners.

                                                               [GRAPHIC OMITTED]
      o     RETURN ON ASSETS

  [THE FOLLOWING TABLE WAS REPRESENTED BY A BAR CHART IN THE PRINTED METERIAL.]

2003                            .93%

2004                            .95%

2005                            .95%

      o     RETURN ON EQUITY

  [THE FOLLOWING TABLE WAS REPRESENTED BY A BAR CHART IN THE PRINTED METERIAL.]

2003                           9.39%

2004                           9.49%

2005                           9.58%

      o     EFFICIENCY RATIO*

  [THE FOLLOWING TABLE WAS REPRESENTED BY A BAR CHART IN THE PRINTED METERIAL.]

2003                           61.6%

2004                           61.9%

2005                           60.2%
      * indicates the cost to produce a dollar of revenue

      o     LOAN LOSSES*

  [THE FOLLOWING TABLE WAS REPRESENTED BY A BAR CHART IN THE PRINTED METERIAL.]

2003                            .44%

2004                            .37%

2005                            .23%
      * as a percent of average loans

o TRADING HISTORY
--------------------------------------------------------------------------------
Listed on NASDAQ/NMS on June 20, 1989

Trading Symbol: FRME

2005 Stock Price Range: High $28.57

                        Low  $23.05

Current bid price as of 12/31/05: $26.00

2005 NASDAQ Trading Volume: 7,819,217 shares

December 31, 2005 o Shares outstanding: 18,416,714

o STOCK PERFORMANCE
--------------------------------------------------------------------------------
A purchase of 100 shares in September 1982, when the holding company was organized, would have cost $4,200. Through three 2-for-l stock splits, three 3-for-2 stock splits, and three five percent (5%) stock dividends, the number of shares held as of December 31, 2005, would be approximately 3,126 with a market value of $81,276. In addition, dividends in the amount of $35,186 would have been paid on the initial investment of $4,200.

  [THE FOLLOWING TABLE WAS REPRESENTED BY A BAR CHART IN THE PRINTED METERIAL.]

o INITIAL INVESTMENT (9/82)     $ 4,200

o DIVIDE RECEIVIED
  (through 12/31/05)            $35,186

o MARKET VALUE (bid)            $81,276

o EARNINGS GROWTH

[GRAPHIC OMITTED]

  $ 1,537,000     $ 30,239,000

         1975             2005
o 6

                                                             BOARDS OF DIRECTORS

      o     First Merchants Corporation

      Robert M. Smitson
      Chairman of the Board
      Maxon Corporation
      Chairman of the Board (retired)

      Michael L. Cox
      First Merchants Corporation
      President
      Chief Executive Officer

      Michael C. Rechin
      First Merchants Corporation
      Executive Vice President
      Chief Operating Officer

      James F. Ault
      Madison Community Bank
      Chairman of the Board
      General Motors Corporation,
      Delco Remy Division
      General Manger (retired)

      Richard A. Boehning
      Bennett, Boehning & Clary
      of Counsel

      Thomas B. Clark
      Jarden Corporation
      Chairman of the Board
      President
      Chief Executive Officer (retired)

      Roderick English
      Delco Remy International, Inc.
      Senior Vice President

      Dr. Jo Ann M. Gora
      Ball State University
      President

      Barry J. Hudson
      First National Bank
      Chairman of the Board

      Robert T. Jeffares
      Great Lakes Chemical Corporation
      Executive Vice President
      Chief Financial Officer (retired)

      Thomas D. McAuliffe
      Commerce National Bank
      Chairman of the Board
      Chief Executive Officer

      Charles E. Schalliol
      State of Indiana
      Office of Management & Budget
      Director

      Jean L. Wojtowicz
      Cambridge Capital
      Management Corp.
      President
      Chief Executive Officer

      Cynthia G. Holaday
      First Merchants Corporation
      Vice President

      Assistant Secretary to the Board

      C. Ronald Hall
      First Merchants Corporation
      Vice President

      Chairman Emeritus

      Stefan S. Anderson

      o     First Merchants Bank

      Michael L. Cox
      Chairman of the Board
      First Merchants Corporation
      President
      Chief Executive Officer

      Jack L. Demaree
      First Merchants Bank
      President
      Chief Executive Officer

      Ronald K. Fauquher
      Ontario Systems, LLC
      Senior Vice President

      Michael B. Galliher
      Boyce Forms / Systems
      Keystone & Komputrol Software
      Presdent
      Chief Execiutive Officer

      Thomas K. Gardiner, MD, FACP
      Cardinal Health System, Inc.
      Executive Vice President

      Suzanne L. Gresham, PhD
      Comprehensive Mental Health
      Services, Inc.
      President
      Chief Executive Officer (retired)

      John W. Hartmeyer
      Al Pete Meats, Inc.
      Chief Executive Officer

      Nelson W. Heinrichs
      Centennial Packaging, Inc.
      Chairman of the Board (retired)

      Jon H. Moll
      DeFur Voran, LLP
      Partner

      Maria Williams-Hawkins, PhD
      Ball State University

      Joseph E. Wilson
      Muncie Power Products, Inc.
      Chairman of the Board
      Chief Executive Officer

      Secretary to the Board
      Cynthia G. Holaday
      First Merchants Bank
      Vice President
      Executive Administrative Officer

      Chairman Emeritus
      William P. Givens

      Directors Emeriti
      Clell W. Douglass
      Hurley C. Goodall
      Betty J. Kendall
      Hamer D. Shafer

      o     Commerce National Bank

      Thomas D. McAuliffe
      Chairman of the Board
      Commerce National Bank
      Chief Executive Officer

      John A. Romelfanger
      Commerce National Bank
      Executive Vice President
      Chief Operating Officer

      Loreto V. Canini
      Canini & Pellecchia, Inc.
      President

      Jameson Crane, Jr.
      Crane Group, Co.
      Vice President of Investments

      Rhonda J. DeMuth
      TDCI, Inc.
      Chief Executive Officer

      George A. Gummer
      G.A. Gummer & Associates, Inc.
      Owner

      William L. Hoy
      Columbus Sign Company
      Chief Executive Officer

      Victor D. Irelan
      Dublin Building Systems
      Chairman of the Board

      Clark Kellogg
      CBS Sports
      Basketball Analyst

      Samuel E. McDaniel
      Sam McDaniel, LLC
      President

      John W. Royer
      Kohr, Royer, Griffith, Inc.
      President

      Richard F. Ruhl
      Dick Ruhl Ford Sales, Inc. (retired)

      John A. Tonti
      West Penn Foods, Inc.
      President

      Alan R. Weiler
      Archer-Meek-Weiler Agency, Inc.
      Chairman

      William Wickham
      WA Wickham Associates
      Chairman
      Chief Executive Officer

      David L. Winks
      Capital Lighting, Inc.
      Vice President

      Michael Wren
      M-E Engineering (retired)

      o     Decatur Bank & Trust Company

      Philip H. Barger
      Chairman of the Board
      Barger Farms, Inc.

      Dennis A. Bieberich
      Decatur Bank & Trust Company
      President
      Chief Executive Officer

      Kevan B. Biggs
      Ideal Suburban Homes, Inc.
      Vice President

      Gregory A. Fleming
      Fleming Excavating, Inc.
      President

      Mark Kaehr
      R & K Incinerator, Inc.
      President

      Wayne M. Porter
      Thunderbird Products
      Vice President of Sales

      John L. Schultz
      Baker & Schultz, Inc.
      President

      o     First National Bank of Portland

      Barry J. Hudson
      Chairman of the Board

      Robert G. Bell
      First National Bank of Portland
      President
      Chief Executive Officer

      Bradley K. Glentzer
      Portland Motor Parts
      Owner

      Bonnie R. Maitlen, PhD
      Training & Development
      Specialist-Consultant

      Stephen R. Myron, MD
      Preferred Medical Providers
      President

      Samuel P. Shoemaker
      John Jay Center for Learning
      Executive Director (retired)

      Reda Theurer-Miller
      Youth Service Bureau of Jay County,
      Inc.
      Chief Executive Officer

      Gary L. Whitenack
      Whitenack Farm & Supply Co.
      Farmer

o     First United Bank

      Daniel R. Eichhorn, DVM
      Chairman of the Board
      Veterinarian

      John M. Finnerty
      First United Bank
      President
      Chief Executive Officer

      David L. Keesling
      Farmer

      Mary Wisehart Phillips
      Wisehart & Wisehart
      Attorney

      Richard A. Russell
      Slick Engineering

      o     Frances Slocum Bank

      Robert R. Halderman
      Chairman of the Board
      Halderman Real Estate Services
      Chairman
      Halderman Farm Management, Inc.
      Chairman

      Hal D. Job
      Frances Slocum Bank
      President
      Chief Executive Officer

      Pamela C. Beckom
      Harbaugh Enterprises, Inc.
      President
      Pizza Hut of Kokomo, Inc.
      President
      Chillicothe Pizza Hut, Inc.
      President

      Richard T. Doermer
      Growth Capital Company
      President

      John W. Forrester
      Wabash Electric Supply, Inc.
      President

      Gregory L. Garner, OD
      Midwest Eye Consultants, PC
      President
      Chief Executive Officer
      Vision Properties, LLP
      Managing Partner

      Arthur W. Jasen
      B. Walter & Company
      President
      Walter Dimension Co.
      President

      James M. Ridenour
      Indiana University
      Professor (retired)

      o     Lafayette Bank & Trust Company

      Robert J. Weeder
      Chairman of the Board

      Tony S. Albrecht
      Lafayette Bank & Trust Company
      President
      Chief Executive Officer

      Richard A. Boehning
      Bennett, Boehning & Clary
      Of Counsel

      Kelly V. Busch
      KVB Broadcasting
      Managing General Partner

      Michael L. Cox
      First Merchants Corporation
      President
      Chief Executive Officer

      Vernon N. Furrer
      Self-Employed Farmer

      W. L. Hancock
      PSI Energy,
      A CINERGY Company
      General Manager (retired)

      Joseph B. Hornett
      Purdue Research Foundation
      Senior Vice President
      Treasurer

      Jeffrey L. Kessler
      Stall & Kessler Diamond Center
      Co-owner

      Eric P. Meister
      GTE North, Inc.
      Central Division Manager (retired)

      Directors Emeriti

      Joseph A. Bonner
      Robert T. Jeffares
      Charles E. Maki
      Roy D. Meeks

      o     Madison Community Bank

      James F. Ault
      Chairman of the Board
      General Motors Corporation
      Delco Remy Division
      General Manager (retired)

      George R. Likens
      Vice Chairman of the Board
      Farmer

      Michael L. Baker
      Madison Community Bank
      President
      Chief Executive Officer

      Edward L. Foggs
      Church of God
      Minister-at-Large
      Interchurch Relations

      Dr. James L. Edwards
      Anderson University
      President

      Jeffrey A. Jenness
      Church of God
      Executive Secretary & Treasurer
      Board of Pension

      Joseph R. Kilmer
      Attorney at Law

      C. David Kleinhenn
      Kleinhenn Company
      President

      Herbert G. Likens
      Farmer

      Robert J. Pensec
      Carbide Grinding Company
      President

      Nancy Ricker
      Ricker's Oil
      Secretary/Treasurer
      Co-owner

      Stephen D. Skaggs
      Perfecto Tool & Engineering Co., Inc.
      Vice President

      Curt Stephenson
      First Merchants Insurance Services
      President
      Chief Executive Officer

      o     United Communities National Bank

      Norman M. Johnson
      Chairman of the Board
      Stein, Roe & Farnham
      Executive Vice President (retired)

      James A. Meinerding
      UCNB
      President
      Chief Executive Officer

      Clyde T. Bateman
      Farmer

      Thomas E. Chalfant
      Farmer

      Richard A. Daniels
      McCullough-Hyde
      Memorial Hospital
      President
      Chief Executive Officer

      W. Scott Hawkins
      Sigma Financial Corporation
      Financial Advisor

      Errol P. Klem
      Klem Golf, Inc.
      President

      Martha A. Mathias
      Frank Miller Lumber Co., Inc.
      President
      Chief Executive Officer

      Gerald S. Paul
      Medreco, Inc.
      President

      Michael D. Wickersham
      Wick's Pies, Inc.
      President

      Jan S. Williams
      Williams & Keckler, LLC
      Certified Public Accountant

      o     First Merchants Insurance Services

      Michael L. Cox
      Chairman
      First Merchants Corporation
      President
      Chief Executive Officer

      Curt Stephenson
      First Merchants Insurance Services
      President
      Chief Executive Officer

      Michael D. Gilbert
      First Merchants Insurance Services
      Senior Vice President

      o     First Merchants Reinsurance Co., LTD.

      Michael L. Cox
      Chairman
      First Merchants Corporation
      President
      Chief Executive Officer

      Mark K. Hardwick
      Treasurer
      First Merchants Corporation
      Executive Vice President
      Chief Financial Officer

      o     Indiana Title Insurance Company

      Michael L. Cox
      Chairman
      First Merchants Corporation
      President
      Chief Executive Officer

      James W. Smith
      Co-President

      James W. Trulock
      Co-President

      David W. Heeter
      Mutual First Financial, Inc.
      Chief Executive Officer

      Jerome J. Gassen
      Ameriana Bancorp
      President
      Chief Executive Officer

      o     Merchants Trust Company

      Jon H. Moll
      Chairman
      DeFur Voran,LLP
      Partner

      Michael L. Cox
      First Merchants Corporation
      President
      Chief Executive Officer

      Mark K. Hardwick
      First Merchants Corporation
      Executive Vice President
      Chief Financial Officer

      Terri E. Matchett
      Merchants Trust Company
      President
      Chief Executive Officer

      Shawn Blackburn
      First Merchants Corporation
      Senior Vice President

                                                                             o 7

EXECUTIVE OFFICERS

      o     First Merchants Corporation

      Michael L. Cox
      President
      Chief Executive Officer

      Michael C. Rechin
      Executive Vice President
      Chief Operating Officer

      Mark K. Hardwick
      Executive Vice President
      Chief Financial Officer

      Robert R. Connors
      Senior Vice President
      Chief Information Officer

      Shawn R. Blackburn
      Senior Vice President
      Administrative Services

      Kimberly J. Ellington
      Senior Vice President
      Director of Human Resources

      Jeffrey B. Lorentson
      First Vice President
      Corporate Controller

   SENIOR OFFICERS

      o     First Merchants Corporation

      Stephan H. Fluhler
      First Vice President

      Sharon K. Linder
      First Vice President

      Robert C. Rhoades
      First Vice President

      Brad C. Wise
      First Vice President

      Diane M. Bolser
      Vice President

      Jami L. Cornish
      Vice President

      Brian A. Edwards
      Vice President

      Karen J. Evens
      Vice President

      Phillip W. Fortner
      Vice President

      C. Ronald Hall
      Vice President

      Cynthia G. Holaday
      Vice President

      Christina L. Hoyt
      Vice President

      Sondra A. Kaselonis
      Vice President

      Judy S. Kennedy
      Vice President

      Christina M. Lowe
      Vice President

      Gary D. Marshall
      Vice President

      Pamela S. Miller
      Vice President

      Larry J. Moore
      Vice President

      Brenda G. Nivens
      Vice President

      David L. Ortega
      Vice President

      Carol S. Rosentreter
      Vice President

      Mitzi K. Thomas
      Vice President

      Carol A. Lambert
      Senior Staff Auditor

      o     First Merchants Bank

      Jack L. Demaree
      President
      Chief Executive Officer

      David W. Spade
      Executive Vice President
      Chief Lending Officer

      Thomas E. Buczek
      Senior Vice President

      Patricia Hudson
      Senior Vice President

      Chris B. Parker
      Senior Vice President

      William R. Redman
      Senior Vice President

      James S. Carr
      Vice President

      Merrill V. Clevenger
      Vice President

      Michael L. Hauk
      Vice President

      Cynthia G. Holaday
      Vice President

      James A. Kerstiens
      Vice President

      Jeffrey W. Love
      Vice President

      Stephen B. Moore
      Vice President

      Jeffrey M. Parsons
      Vice President

      Denby R. Turner
      Vice President

      Cynthia S. White
      Vice President

      Thomas E. Wiley
      Vice President

      John A. Wood
      Vice President

      o     First Merchants Insurance Services

      Curt L. Stephenson
      President
      Chief Executive Officer

      Michael D. Gilbert
      Senior Vice President

      Kevin G. Addington
      Vice President

      Terry Lothamer
      Vice President

      John Parker
      Vice President

      Linda Pevler
      Vice President

      James F. Zimmerman
      Vice President

      o     Indiana Title Insurance Company

      James W. Smith
      Co-President

      James W. Trulock
      Co-President

      o     Commerce National Bank

      Thomas D. McAuliffe
      President
      Chief Executive Officer

      John A. Romelfanger
      Executive Vice President
      Chief Operating Officer

      Catherine A. Dieckman
      Senior Vice President

      Jennifer M. Griffith
      Senior Vice President

      Jeffrey A. Nelson
      Senior Vice President

      Thomas J. Sansone
      Vice President

      Melissa K. Swartzlander
      Senior Vice President

      Robert T. Whetzel
      Senior Vice President

      Howard E. Boles
      Vice President

      Martin F. Brady
      Vice President

      John A. Buchheid
      Vice President

      W. Alex Cook
      Vice President

      Thomas H. Denson
      Vice President

      John S. DiMauro
      Vice President

      William E. Dudley
      Vice President

      James T. Hemphill
      Vice President

      Michael A. Higbee
      Vice President

      Jessica A. Homan
      Vice President

      Christina M. Kessler
      Vice President

      F. Andrew Reardon
      Vice President

      Joseph J. Sauline
      Vice President

      o     Decatur Bank & Trust Company

      Dennis A. Bieberich
      President
      Chief Executive Officer

      Steven R. Bailey
      Executive Vice President

      Dean L. Fuelling
      Vice President

      Terrill E. Veith
      Vice President

      o     First National Bank of Portland

      Robert G. Bell
      President
      Chief Executive Officer

      Richard L. Huffman
      Executive Vice President
      Chief Trust & Investment Officer

      Duane D. Sautbine
      Senior Vice President

      Theresa T. Bollenbacher
      Vice President

      Janice E. Ferrell
      Vice President

      Terrill E. Veith
      Vice President

      Carl F. Walker
      Vice President

      o     First United Bank

      John M. Finnerty
      President
      Chief Executive Officer

      Jean E. Real
      Senior Executive Vice President

      Christopher J. Allen
      Executive Vice President

      Rebecca I. Black
      Senior Vice President

      Joyce D. Dick
      Senior Vice President

      Brian A. Huff
      Vice President

      Richard W. Warner
      Vice President

      o     Frances Slocum Bank

      Hal D. Job
      President
      Chief Executive Officer

      Ronald D. Kerby
      Executive Vice President

      Tony A. Millspaugh
      Senior Vice President

      Duane A. Davis
      Vice President

      Dennis L. Frieden
      Vice President

      John F. Gouveia III
      Vice President

      Sondra A. Kaselonis
      Vice President

      Rodney F. Morrison
      Vice President

      Marc A. Shelley
      Vice President

      o     Lafayette Bank & Trust Company

      Tony S. Albrecht
      President
      Chief Executive Officer

      Todd A. Burklow
      Executive Vice President

      Daniel J. Gick
      Executive Vice President

      David T. Flint
      Senior Vice President

      Sherry L. Keith
      Senior Vice President

      G. Atlee Oyler
      Senior Vice President

      David F. Schrum
      Senior Vice President

      Charles E. Wise
      Senior Vice President

      Edward R. Boes
      Vice President

      Lori L. Bollock
      Vice President

      Steven Cardinal
      Vice President

      Joe D. Coffing
      Vice President

      Cynthia K. Cox
      Vice President

      Monty L. Edging
      Vice President

      Arthur D. Grisez
      Vice President

      Tamara L. Hopkins
      Vice President

      James A. Kerstiens
      Vice President

      Jeffrey W. Love
      Vice President

      Mark W. Molter
      Vice President

      Renee D. Reed
      Vice President

      S. James Smyth
      Vice President

      Mitzi K. Thomas
      Vice President

      Michelle D. Turnpaugh
      Vice President

      R. Scott Williams
      Vice President

      o     Madison Community Bank

      Michael L. Baker
      President
      Chief Executive Officer

      Stephen J. Bill
      Senior Vice President

      Kirk A. Klabunde
      Senior Vice President

      Bradley K. Condon
      Vice President

      Richard K. Fulaytar
      Vice President

      MaryAnn Gardner
      Vice President

      Gregory Gordon
      Vice President

      Sherry Hazelbaker
      Vice President

      John L. May
      Vice President

      Gretchen D. Patterson
      Vice President

      o     United Communities National Bank

      James A. Meinerding
      President
      Chief Executive Officer

      Dale A. Cummins
      Executive Vice President

      Chad S. Guggenbiller
      Executive Vice President

      Lee M. Elzemeyer
      Senior Vice President

      Rick D. Tudor
      Senior Vice President

      Kyle D. Clark
      Vice President

      o     Merchants Trust Company

      Terri E. Matchett
      President
      Chief Executive Officer

      Lawrence A. Anthrop
      Senior Vice President

      William J. Bittermann, Jr.
      Senior Vice President

      Terry L. Blaker
      Senior Vice President

      David L. Forbes
      Senior Vice President

      Elke U. Baltimore
      Vice President

      Debra K. Barker
      Vice President

      J. Neal Barnum
      Vice President

      Brent P. Brandon
      Vice President

      Pamela S. Haager
      Vice President

      Richard L. Huffman
      Vice President

      James E. Keene
      Vice President

      Patricia A. Long
      Vice President

      Kimberly A. Loveless
      Vice President

      Carol S. Merchand
      Vice President

      Sharon L. Powell
      Vice President

      John L. Shockley
      Vice President

      N. Jane Smith
      Vice President

      Brooke A. Snyder
      Vice President

      M. Teresa Swaim
      Vice President

      Stacy A. Terhune
      Vice President

      Douglas M. Wehrman
      Vice President

      Douglas L. White
      Vice President

o 8

FINANCIAL REVIEW

FIVE-YEAR SUMMARY OF SELECTED FINANCIAL DATA                                   2

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS                                  3

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM                       19

CONSOLIDATED FINANCIAL STATEMENTS                                             20

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                                    24

ANNUAL MEETING, STOCK PRICE AND DIVIDEND INFORMATION                          52

COMMON STOCK LISTING                                                          53

FORM 10-K, FINANCIAL INFORMATION AND CODE OF ETHICS                           54

FIVE-YEAR SUMMARY OF SELECTED FINANCIAL DATA

(in thousands, except share data)                               2005           2004           2003           2002           2001
===================================================================================================================================
Operations (3)(5)(6)
Net Interest Income
     Fully Taxable Equivalent (FTE) Basis ..............     $  114,907     $  108,986     $  106,899     $   96,599     $   66,806
Less Tax Equivalent Adjustment .........................          3,778          3,597          3,757          3,676          2,445
                                                             ----------     ----------     ----------     ----------     ----------
Net Interest Income ....................................        111,129        105,389        103,142         92,923         64,361
Provision for Loan Losses ..............................          8,354          5,705          9,477          7,174          3,576
                                                             ----------     ----------     ----------     ----------     ----------
Net Interest Income
     After Provision for Loan Losses ...................        102,775         99,684         93,665         85,749         60,785
Total Other Income .....................................         34,717         34,554         35,902         27,077         18,543
Total Other Expenses ...................................         93,957         91,642         91,279         71,009         45,195
                                                             ----------     ----------     ----------     ----------     ----------
     Income Before Income Tax Expense ..................         43,535         42,596         38,288         41,817         34,133
Income Tax Expense .....................................         13,296         13,185         10,717         13,981         11,924
                                                             ----------     ----------     ----------     ----------     ----------
Net Income .............................................     $   30,239     $   29,411     $   27,571     $   27,836     $   22,209
                                                             ==========     ==========     ==========     ==========     ==========
Per share data (1)(3)(5)(6)
Basic Net Income .......................................     $     1.64     $     1.59     $     1.51     $     1.70     $     1.63
Diluted Net Income .....................................           1.63           1.58           1.50           1.69           1.61
Cash Dividends Paid ....................................            .92            .92            .90            .86            .84
December 31 Book Value .................................          17.02          16.93          16.42          15.24          12.82
December 31 Market Value (Bid Price) ...................          26.00          28.30          25.51          21.67          21.78

Average balances (3)(5)(6)
Total Assets ...........................................     $3,179,464     $3,109,104     $2,960,195     $2,406,251     $1,689,694
Total Loans (4) ........................................      2,434,134      2,369,017      2,281,614      1,842,429      1,270,555
Total Deposits .........................................      2,418,752      2,365,306      2,257,075      1,857,053      1,331,631
Securities Sold Under Repurchase Agreements
     (long-term portion) ...............................                           181                        66,535         44,394
Total Federal Home Loan Bank Advances ..................        227,311        225,375        208,733        155,387        103,941
Total Subordinated Debentures, Revolving
      Credit Lines and Term Loans ......................        106,811         96,230         94,203         52,756          2,571
Total Stockholders' Equity .............................        315,525        310,004        293,603        237,575        166,232

Year-end balances (3)(5)(6)
Total Assets ...........................................     $3,237,079     $3,191,668     $3,076,812     $2,678,687     $1,787,035
Total Loans (4) ........................................      2,462,337      2,431,418      2,356,546      2,025,922      1,359,893
Total Deposits .........................................      2,382,576      2,408,150      2,362,101      2,036,688      1,421,251
Securities Sold Under Repurchase Agreements
      (long-term portion) ..............................                           320                        23,632         32,500
Total Federal Home Loan Bank Advances ..................        247,865        223,663        212,779        184,677        103,499
Total Subordinated Debentures, Revolving
      Credit Lines and Term Loans ......................        103,956         97,206         97,782         72,488          8,500
Total Stockholders' Equity .............................        313,396        314,603        303,965        261,129        179,128

Financial ratios (3)(5)(6)
Return on Average Assets ...............................            .95%           .95%           .93%          1.16%          1.31%
Return on Average Stockholders' Equity .................           9.58           9.49           9.39          11.72          13.36
Average Earning Assets to Total Assets .................          90.93          90.28          89.99          91.38          93.29
Allowance for Loan Losses as % of Total Loans ..........           1.02            .93           1.08           1.11           1.11
Dividend Payout Ratio ..................................          56.44          58.23          60.00          50.89          52.17
Average Stockholders' Equity to Average Assets .........           9.92           9.97           9.92           9.87           9.84
Tax Equivalent Yield on Earning Assets (2) .............           6.26           5.72           5.98           6.83           7.80
Cost of Supporting Liabilities .........................           2.29           1.84           1.97           2.44           3.56
Net Interest Margin on Earning Assets ..................           3.97           3.88           4.01           4.39           4.24

(1)  Restated for all stock dividends and stock splits.

(2) Average earning assets include the average balance of securities classified as available for sale, computed based on the average of the historical amortized cost balances without the effects of the fair value adjustment.

(3) Business combinations that affect the comparability of the 2005, 2004 and 2003 information are discussed in Note 2 to the Consolidated Financial Statements.

(4)  Includes loans held for sale.

(5) On April 1, 2002, the Corporation acquired 100 percent of the outstanding stock of Lafayette Bancorporation, the holding company of Lafayette Bank and Trust Company, N.A. ("Lafayette"), which is located in Lafayette, Indiana. Lafayette is a national chartered bank with branches located in central Indiana. Lafayette Bancorporation was merged into the Corporation, and Lafayette maintained its bank charter as a subsidiary of First Merchants Corporation. The Corporation issued approximately 3,057,298 shares of its common stock at a cost of $21.30 per share and approximately $50,867,000 in cash to complete the transaction. As a result of the acquisition, the Corporation has an opportunity to increase its customer base and continue to increase its market share. The purchase had a recorded acquisition price of $115,978,000, including investments of $104,717,000; loans of $552,016,000; premises and equipment of $10,269,000; other assets of $64,074,000; deposits of $607,281,000; other liabilities of $81,762,000 and goodwill of $57,893,000. None of the goodwill is deductible for tax purposes. Additionally, core deposit intangibles totaling $16,052,000 were recognized and are being amortized over 10 years using the 150 percent declining balance method. The combination was accounted for under the purchase method of accounting. All assets and liabilities were recorded at their fair values as of April 1, 2002. The purchase accounting adjustments are being amortized over the life of the respective asset or liability. Lafayette's results of operations are included in the Corporation's consolidated results of operations beginning April 1, 2002.

(6) On July 1, 2001, the Corporation acquired 100 percent of the outstanding stock of Francor Financial, Inc., the holding company of Frances Slocum Bank & Trust Company, N.A. ("Frances Slocum"), which is located in Wabash, Indiana. Frances Slocum is a national chartered bank with branches located in east-central Indiana. Francor Financial, Inc. was merged into the Corporation, and Frances Slocum maintained its bank charter as a subsidiary of First Merchants Corporation. The Corporation issued 784,838 shares of its common stock at a cost of $19.53 per share and $14,490,985 in cash to complete the transaction. As a result of the acquisition, the Corporation has an opportunity to increase its customer base and continue to increase its market share. The purchase had a recorded acquisition price of $29,454,000, including investments of $6,348,000; loans of $134,505,000;
     premises and equipment of $4,401,000; other assets of $28,233,000; deposits of $150,252,000; other liabilities of $6,492,000 and goodwill of $7,907,000. None of the goodwill is deductible for tax purposes. Additionally, core deposit intangibles totaling $4,804,000 were recognized and are being amortized over 10 years using the 150 percent declining balance method. The combination was accounted for under the purchase method of accounting. All assets and liabilities were recorded at their fair values as of July 1, 2001. The purchase accounting adjustments are being amortized over the life of the respective asset or liability. Frances Slocum's results of operations are included in the Corporation's consolidated results of operations beginning July 1, 2001.

MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

FORWARD-LOOKING STATEMENTS

First Merchants Corporation ("Corporation") from time to time includes forward-looking statements in its oral and written communication. The Corporation may include forward-looking statements in filings with the Securities and Exchange Commission, such as Form 10-K and Form 10-Q, in other written materials and in oral statements made by senior management to analysts, investors, representatives of the media and others. The Corporation intends these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and the Corporation is including this statement for purposes of these safe harbor provisions. Forward-looking statements can often be identified by the use of words like "estimate," "project," "intend," "anticipate," "expect" and similar expressions. These forward-looking statements include:

      o     statements of the Corporation's goals, intentions and expectations;

      o statements regarding the Corporation's business plan and growth strategies;

      o statements regarding the asset quality of the Corporation's loan and investment portfolios; and

      o     estimates of the Corporation's risks and future costs and benefits.

These forward-looking statements are subject to significant risks, assumptions and uncertainties, including, among other things, the following important factors which could affect the actual outcome of future events:

      o fluctuations in market rates of interest and loan and deposit pricing, which could negatively affect the Corporation's net interest margin, asset valuations and expense expectations;

      o adverse changes in the economy, which might affect the Corporation's business prospects and could cause credit-related losses and expenses;

      o adverse developments in the Corporation's loan and investment portfolios;

      o competitive factors in the banking industry, such as the trend towards consolidation in the Corporation's market; and

      o changes in the banking legislation or the regulatory requirements of federal and state agencies applicable to bank holding companies and banks like the Corporation's affiliate banks.

Because of these and other uncertainties, the Corporation's actual future results may be materially different from the results indicated by these forward-looking statements. In addition, the Corporation's past results of operations do not necessarily indicate its future results.

CRITICAL ACCOUNTING POLICIES

Generally accepted accounting principles require management to apply significant judgment to certain accounting, reporting and disclosure matters. Management must use assumptions and estimates to apply those principles where actual measurement is not possible or practical. For a complete discussion of the Corporation's significant accounting policies, see the notes to the consolidated financial statements and discussion throughout this Annual Report. Below is a discussion of the Corporation's critical accounting policies. These policies are critical because they are highly dependent upon subjective or complex judgments, assumptions and estimates. Changes in such estimates may have a significant impact on the

MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

CRITICAL ACCOUNTING POLICIES continued

Corporation's financial statements. Management has reviewed the application of these policies with the Corporation's Audit Committee.

Allowance for Loan Losses. The allowance for loan losses represents management's estimate of probable losses inherent in the Corporation's loan portfolio. In determining the appropriate amount of the allowance for loan losses, management makes numerous assumptions, estimates and assessments.

The Corporation's strategy for credit risk management includes conservative credit policies and underwriting criteria for all loans, as well as an overall credit limit for each customer significantly below legal lending limits. The strategy also emphasizes diversification on a geographic, industry and customer level, regular credit quality reviews and management reviews of large credit exposures and loans experiencing deterioration of credit quality.

The Corporation's allowance consists of three components: probable losses estimated from individual reviews of specific loans, probable losses estimated from historical loss rates, and probable losses resulting from economic, environmental, qualitative or other deterioration above and beyond what is reflected in the first two components of the allowance.

Larger commercial loans that exhibit probable or observed credit weaknesses are subject to individual review. Where appropriate, reserves are allocated to individual loans based on management's estimate of the borrower's ability to repay the loan given the availability of collateral, other sources of cash flow and legal options available to the Corporation. Included in the review of individual loans are those that are impaired as provided in SFAS No. 114, Accounting by Creditors for Impairment of a Loan. Any allowances for impaired loans are measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or fair value of the underlying collateral. The Corporation evaluates the collectibility of both principal and interest when assessing the need for a loss accrual. Historical loss rates are applied to other commercial loans not subject to specific reserve allocations.

Homogenous loans, such as consumer installment and residential mortgage loans are not individually risk graded. Reserves are established for each pool of loans using loss rates based on a five year average net charge-off history by loan category.

Historical loss allocations for commercial and consumer loans may be adjusted for significant factors that, in management's judgment, reflect the impact of any current conditions on loss recognition. Factors which management considers in the analysis include the effects of the national and local economies, trends in the volume of loans, changes in mix, concentrations of loans in specific industries, asset quality trends (delinquencies, charge-offs and nonaccrual loans), risk management and loan administration, changes in the internal lending policies and credit standards, collection practices and examination results from bank regulatory agencies and the Corporation's internal loan review.

An unallocated reserve, primarily based on the factors noted above, is maintained to recognize the imprecision in estimating and measuring loss when evaluating reserves

MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

CRITICAL ACCOUNTING POLICIES continued

for individual loans or pools of loans. Allowances on individual loans and historical loss allocations are reviewed quarterly and adjusted as necessary based on changing borrower and/or collateral conditions.

The Corporation's primary market areas for lending are north-central and east-central Indiana and Columbus, Ohio. When evaluating the adequacy of allowance, consideration is given to this regional geographic concentration and the closely associated effect changing economic conditions have on the Corporation's customers.

The Corporation has not substantively changed any aspect of its overall approach in the determination of the allowance for loan losses. There have been no material changes in assumptions or estimation techniques as compared to prior periods that impacted the determination of the current period allowance.

Valuation of Securities. The Corporation's available-for-sale security portfolio is reported at fair value. The fair value of a security is determined based on quoted market prices. If quoted market prices are not available, fair value is determined based on quoted prices of similar instruments. Available-for-sale and held-to-maturity securities are reviewed quarterly for possible other-than-temporary impairment. The review includes an analysis of the facts and circumstances of each individual investment such as the length of time the fair value has been below cost, the expectation for that security's performance, the credit worthiness of the issuer and the Corporation's ability to hold the security to maturity. A decline in value that is considered to be other-than temporary is recorded as a loss within other operating income in the consolidated statements of income.

Pension. The Corporation provides pension benefits to its employees. In accordance with applicable accounting rules, the Corporation does not consolidate the assets and liabilities associated with the pension plan. Instead, the Corporation recognizes a prepaid asset for contributions the Corporation has made to the pension plan in excess of pension expense. The measurement of the prepaid asset and the annual pension expense involves actuarial and economic assumptions.

The assumptions used in pension accounting relate to the expected rate of return on plan assets, the rate of increase in salaries, the interest-crediting rate, the discount rate, and other assumptions. See Note 16 "Employee Benefit Plans" in the Annual Report for the specific assumptions used by the Corporation.

The annual pension expense for the Corporation is currently most sensitive to the discount rate. Each 25 basis point reduction in the 2006 discount rate of
5.5 percent would increase the Corporation's 2006 pension expense by approximately $93,000. In addition, each 25 basis point reduction in the 2006 expected rate of return of 7.5 percent would increase the Corporation's 2006 pension expense by approximately $97,000.

Goodwill and Intangibles. For purchase acquisitions, the Company is required to record the assets acquired, including identified intangible assets, and the liabilities assumed at their fair value, which in many instances involves estimates based on third party valuations, such as appraisals, or internal valuations based on

MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

CRITICAL ACCOUNTING POLICIES continued

discounted cash flow analyses or other valuation techniques that may include estimates of attrition, inflation, asset growth rates or other relevant factors. In addition, the determination of the useful lives for which an intangible asset will be amortized is subjective.

Goodwill and indefinite-lived assets recorded must be reviewed for impairment on an annual basis, as well as on an interim basis if events or changes indicate that the asset might be impaired. An impairment loss must be recognized for any excess of carrying value over fair value of the goodwill or the indefinite-lived intangible with subsequent reversal of the impairment loss being prohibited. The tests for impairment fair values are based on internal valuations using management's assumptions of future growth rates, future attrition, discount rates, multiples of earnings or other relevant factors. The resulting estimated fair values could have a significant impact on the carrying values of goodwill or intangibles and could result in impairment losses being recorded in future periods.


BUSINESS SUMMARY

The Corporation is a diversified financial holding company headquartered in Muncie, Indiana. Since its organization in 1982, the Corporation has grown to include nine affiliate banks with over 65 locations in 17 Indiana and 3 Ohio counties. In addition to its branch network, the Corporation's delivery channels include ATMs, check cards, interactive voice response systems and internet technology.

The Corporation's business activities are currently limited to one significant business segment, which is community banking. The Corporation's financial service affiliates include nine nationally chartered banks: First Merchants Bank, N.A., The Madison Community Bank, N.A., First United Bank, N.A., United Communities National Bank, First National Bank, Decatur Bank and Trust Company, N.A., Frances Slocum Bank & Trust Company, N.A., Lafayette Bank and Trust Company, N.A. and Commerce National Bank. Effective January 1, 2006, First United Bank, N.A. was merged into First Merchants Bank, N.A., and the name of the continuing institution is First Merchants Bank, N.A. The banks provide commercial and retail banking services. In addition, the Corporation's trust company, multi-line insurance company and title company provide trust asset management services, retail and commercial insurance agency services and title services, respectively.

Management believes that its mission, guiding principles and strategic initiatives produce profitable growth for stockholders. Our vision is to satisfy all the financial needs of our customers, help them succeed financially and be recognized as the premier financial services company in our markets. Our primary strategy to achieve this vision is to increase product usage and focus on providing each customer with all of the financial products that fulfill their needs. Our cross-sell strategy and diversified business model facilitate growth in strong and weak economic cycles.

Management believes it is important to maintain a well controlled environment as we continue to grow our businesses. Sound credit policies are maintained and have resulted in declining nonperforming loans and net charge-offs as a percentage of loans outstanding from the prior year. Interest rate and market risks inherent in

MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

BUSINESS SUMMARY continued

our asset and liability balances are managed within prudent ranges, while ensuring adequate liquidity and funding.

RESULTS OF OPERATIONS

As of December 31, 2005 total assets equaled $3,237,079,000, an increase of $45,411,000 from December 31, 2004. Of this amount, loans increased $30,919,000, investments increased $12,731,000, intangibles, including goodwill, decreased $2,451,000 and cash value of life insurance increased by $1,518,000. Details of these changes are discussed within the "EARNING ASSETS" section of Management's Discussion and Analysis of Financial Condition and Results of Operations.

As of December 31, 2004 total assets equaled $3,191,668,000, an increase of $114,856,000 or 3.7 percent over 2003. Of this amount, loans increased $74,548,000 and investments increased $64,738,000.

Net income for 2005 totaled $30,239,000, an increase of $828,000 or 2.8 percent from 2004. Diluted earnings per share totaled $1.63, a 3.2 percent increase from $1.58 reported for 2004. The increase was primarily attributable to an improved net interest margin of 9 basis points as compared to 2004. However, the improvement to net interest margin and its impact to net income was partially mitigated by a $1,630,000 pension curtailment loss recorded during the year. These factors and others are discussed within the respective sections of Management's Discussion and Analysis of Financial Condition and Results of Operations.

Net income for 2004 totaled $29,411,000, an increase of $1,840,000 or 6.7 percent. The increase was primarily attributable to loan growth and improved credit quality. Diluted earnings per share totaled $1.58, a 5.3 percent increase from $1.50 reported for 2003. These factors and others are discussed within the respective sections of Management's Discussion and Analysis of Financial Condition and Results of Operations.

Return on equity totaled 9.58 percent in 2005, 9.49 percent in 2004, and 9.39 percent in 2003. Return on assets totaled .95 percent in 2005, .95 percent in 2004, and .93 percent in 2003. Multiple factors impacting the reported financial results are discussed within the respective sections of Management's Discussion and Analysis of Financial Condition and Results of Operations.

MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

CAPITAL

The Corporation's regulatory capital continues to exceed regulatory "well capitalized" standards. Tier I regulatory capital consists primarily of total stockholders' equity and subordinated debentures issued to business trusts categorized as qualifying borrowings, less non-qualifying intangible assets and unrealized net securities gains. The Corporation's Tier I capital to average assets ratio was 7.70 percent and 7.50 percent at December 31, 2005 and 2004, respectively. In addition, at December 31, 2005, the Corporation had a Tier I risk-based capital ratio of 9.66 percent and total risk-based capital ratio of
11.72 percent. Regulatory capital guidelines require a Tier I risk-based capital ratio of 4.0 percent and a total risk-based capital ratio of 8.0 percent.

The Corporation's GAAP capital ratio, defined as total stockholders' equity to total assets, equaled 9.68 percent as of December 31, 2005, down from 9.86 percent in 2004. When the Corporation acquires other companies for stock, GAAP capital increases by the entire amount of the purchase price.

The Corporation's tangible capital ratio, defined as total stockholders' equity less intangibles net of tax to total assets less intangibles net of tax, equaled
5.82 percent as of December 31, 2005 down from 5.92 percent in 2004.

Management believes that all of the above capital ratios are meaningful measurements for evaluating the safety and soundness of the Corporation. Additionally, management believes the following table is also meaningful when considering performance measures of the Corporation. The table details and reconciles tangible earnings per share, return on tangible capital and tangible assets to traditional GAAP measures.

                                                                    December 31,
(Dollars in Thousands)                                          2005            2004
========================================================================================
Average Goodwill.....................................        $  112,281      $  112,281
Average Core Deposit Intangible (CDI)................            19,001          22,164
Average Deferred Tax on CDI..........................            (6,959)         (8,105)
                                                             ----------      ----------
  Intangible Adjustment..............................        $  124,323      $  126,340
                                                             ==========      ==========

Average Stockholders' Equity (GAAP Capital)..........        $  315,525      $  310,004
Intangible Adjustment................................          (124,323)       (126,340)
                                                             ----------      ----------
  Average Tangible Capital...........................        $  191,202      $  183,664
                                                             ==========      ==========

Average Assets.......................................        $3,179,464      $3,109,104
Intangible Adjustment................................          (124,323)       (126,340)
                                                             ----------      ----------
  Average Tangible Assets............................        $3,055,141      $2,982,764
                                                             ==========      ==========

Net Income...........................................        $   30,239      $   29,411
CDI Amortization, net of tax.........................             1,955           2,133
                                                             ----------      ----------
  Tangible Net Income................................        $   32,194      $   31,544
                                                             ==========      ==========

Diluted Earnings per Share...........................        $     1.63      $     1.58
Diluted Tangible Earnings per Share..................        $     1.73      $     1.69

Return on Average GAAP Capital.......................              9.58%           9.49%
Return on Average Tangible Capital...................             16.84%          17.49%

Return on Average Assets.............................              0.95%           0.95%
Return on Average Tangible Assets....................              1.05%           1.06%

MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

ASSET QUALITY/PROVISION FOR LOAN LOSSES

The Corporation's primary business focus is small business and middle market commercial and residential real estate, auto and small consumer lending, which results in portfolio diversification. Management ensures that appropriate methods to understand and underwrite risk are utilized. Commercial loans are individually underwritten and judgmentally risk rated. They are periodically monitored and prompt corrective actions are taken on deteriorating loans. Retail loans are typically underwritten with statistical decision-making tools and are managed throughout their life cycle on a portfolio basis.

The allowance for loan losses is maintained through the provision for loan losses, which is a charge against earnings. The amount provided for loan losses and the determination of the adequacy of the allowance are based on a continuous review of the loan portfolio, including an internally administered loan "watch" list and an independent loan review. The evaluation takes into consideration identified credit problems, as well as the possibility of losses inherent in the loan portfolio that are not specifically identified. (See Critical Accounting Policies)

At December 31, 2005, non-performing loans totaled $14,305,000, a decrease of $4,976,000, as noted in the following table. Loans 90 days past due other than non-accrual and restructured loans increased by $349,000. The amount of non-accrual loans totaled $10,030,000 at December 31, 2005. Non-performing loans will increase or decrease going forward due to portfolio growth, routine problem loans recognition and resolution through collections, sales or charge-offs. The performance of any loan can be affected by external factors, such as economic conditions, or factors particular to a borrower, such as actions of a borrower's management.

At December 31, 2005, impaired loans totaled $52,380,000, an increase of $2,969,000 from year end 2004. At December 31, 2005, a specific allowance for losses was not deemed necessary for impaired loans totaling $44,840,000, but a specific allowance of $2,824,000 was recorded for the remaining balance of impaired loans of $7,540,000 and is included in the Corporation's allowance for loan losses. The average balance of impaired loans for 2005 was $44,790,000. The increase of total impaired loans is primarily due to the increase of performing, substandard classified loans, which comprise a portion of the Corporation's total impaired loans. A loan is deemed impaired when, based on current information or events, it is probable that all amounts due of principal and interest according to the contractual terms of the loan agreement will not be collected. For the Corporation, all performing, substandard classified loans are included in the impaired loan total.

At December 31, 2005, the allowance for loan losses was $25,188,000, an increase of $2,640,000 from year end 2004. As a percent of loans, the allowance was 1.02 percent at December 31, 2005 and .93 percent at December 31, 2004. Management believes that the allowance for loan losses is adequate to cover losses inherent in the loan portfolio at December 31, 2005. The process for determining the adequacy of the allowance for loan losses is critical to our financial results. It requires management to make difficult, subjective and complex judgments, as a result of the need to make estimates about the effect of matters that are uncertain. Therefore, the allowance for loan losses, considering current factors at the time, including economic conditions and ongoing internal and external examination processes, will

MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

ASSET QUALITY/PROVISION FOR LOAN LOSSES continued

increase or decrease as deemed necessary to ensure the allowance for loan losses remains adequate. In addition, the allowance as a percentage of charge-offs and nonperforming loans will change at different points in time based on credit performance, loan mix and collateral values.

The provision for loan losses in 2005 was $8,354,000, an increase of $2,649,000 from $5,705,000 in 2004. The Corporation's provision for loan losses increased primarily due to an increase in the five-year rolling historical loan charge-off ratio utilized within the Corporation's allowance for loan losses calculation.

The provision for loan losses in 2004 was $5,705,000, a decrease of $3,772,000 from $9,477,000 in 2003. The Corporation's allowance for loan losses reflected decreased non-performing loans and specific reserves, resulting in decreased provision expense in 2004.

The following table summarizes the non-accrual, contractually past due 90 days or more other than non-accruing and restructured loans for the Corporation.

(Dollars in Thousands)                                         December 31,
                                                           2005            2004
================================================================================

Non-accrual loans ..............................         $10,030         $15,355

Loans contractually
   past due 90 days or more
   other than non-accruing .....................           3,965           1,907

Restructured loans .............................             310           2,019
                                                         -------         -------

   Total .......................................         $14,305         $19,281
                                                         =======         =======

The table below represents loan loss experience for the years indicated.

(Dollars in Thousands)                                             2005            2004            2003
========================================================================================================
Allowance for loan losses:
    Balance at January 1 ..................................      $22,548         $25,493         $22,417
                                                                 -------         -------         -------
    Chargeoffs ............................................        7,744          10,901          12,139
    Recoveries ............................................        2,030           2,251           2,011
                                                                 -------         -------         -------
    Net chargeoffs ........................................        5,714           8,650          10,128
    Provision for loan losses .............................        8,354           5,705           9,477
    Allowance acquired in acquisitions.....................                                        3,727
                                                                 -------         -------         -------
    Balance at December 31 ................................      $25,188         $22,548         $25,493
                                                                 =======         =======         =======
   Ratio of net chargeoffs during the period to
     average loans outstanding during the period ..........         .23%            .37%            .44%

LIQUIDITY

Liquidity management is the process by which the Corporation ensures that adequate liquid funds are available for the Corporation and its subsidiaries. These funds are necessary in order for the Corporation and its subsidiaries to meet financial commitments on a timely basis. These commitments include withdrawals by depositors, funding credit obligations to borrowers, paying dividends to shareholders, paying operating expenses, funding capital expenditures, and maintaining deposit reserve requirements. Liquidity is monitored and closely managed by the asset/liability committees at each subsidiary and by the Corporation's asset/liability committee.

MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

LIQUIDITY continued

The liquidity of the Corporation is dependent upon the receipt of dividends from its bank subsidiaries, which are subject to certain regulatory limitations as explained in Note 14 to the consolidated financial statements, and access to other funding sources. Liquidity of the Corporation's bank subsidiaries is derived primarily from core deposit growth, principal payments received on loans, the sale and maturity of investment securities, net cash provided by operating activities, and access to other funding sources.

The most stable source, of liability-funded liquidity for both the long-term and short-term, is deposit growth and retention in the core deposit base. In addition, the Corporation utilizes advances from the Federal Home Loan Bank ("FHLB") and a revolving line of credit with LaSalle Bank, N.A. ("LaSalle") as funding sources. At December 31, 2005, total borrowings from the FHLB were $247,865,000, and the outstanding balance of the LaSalle revolving line of credit totaled $15,000,000. The Corporation's bank subsidiaries have pledged certain mortgage loans and certain investments to the FHLB. The total available remaining borrowing capacities from FHLB and LaSalle at December 31, 2005, were $62,228,000 and $5,000,000, respectively.

The principal source of asset-funded liquidity is investment securities classified as available-for-sale, the market values of which totaled $422,627,000 at December 31, 2005. Securities classified as held-to-maturity that are maturing within a short period of time can also be a source of liquidity. Securities classified as held-to-maturity and that are maturing in one year or less totaled $733,000 at December 31, 2005. In addition, other types of assets-such as cash and due from banks, federal funds sold and securities purchased under agreements to resell, and loans and interest-bearing deposits with other banks maturing within one year-are sources of liquidity.

In the normal course of business, the Corporation is a party to a number of other off-balance sheet activities that contain credit, market and operational risk that are not reflected in whole or in part in the Corporation's consolidated financial statements. Such activities include: traditional off-balance sheet credit-related financial instruments, commitments under operating leases and long-term debt.

The Corporation provides customers with off-balance sheet credit support through loan commitments and standby letters of credit. Summarized credit-related financial instruments at December 31, 2005 are as follows:

                                                                 At December 31,
(Dollars in Thousands)                                                  2005
================================================================================

Amounts of commitments:
Loan commitments to extend credit ..........................        $574,384
Standby letters of credit ..................................          30,410
                                                                    --------
                                                                    $604,794
                                                                    ========

Since many of the commitments are expected to expire unused or be only partially used, the total amount of unused commitments in the preceding table does not necessarily represent future cash requirements.

MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

LIQUIDITY continued

In addition to owned banking facilities, the Corporation has entered into a number of long-term leasing arrangements to support the ongoing activities of the Corporation. The required payments under such commitments and other borrowing arrangements at December 31, 2005 are as follows:

                                                                                        2010
(Dollars in Thousands)               2006      2007      2008      2009       2010   and after    Total
===========================================================================================================
Operating leases                  $  2,055   $ 1,756   $ 1,275   $ 1,111   $  1,057   $  1,649  $  8,903
Federal funds purchased             50,000                                                        50,000
Securities sold under
  repurchase agreements            106,415                                                       106,415
Federal Home Loan Bank advances     56,335    32,495    32,839    11,382     35,192     79,622   247,865
Subordinated debentures,
  revolving credit lines and
  term loans                        15,000                                              88,956   103,956
                                  --------   -------   -------   -------   --------   --------  --------
Total                             $229,805   $34,251   $34,114   $12,493   $ 36,249   $170,227  $517,139
                                  ========   =======   =======   =======   ========   ========  ========

The Corporation has various purchase obligations for new facilities or improvements to existing facilities. At December 31, 2005, the Corporation's purchase obligations outstanding totaled $6,156,000.

INTEREST SENSITIVITY AND DISCLOSURES ABOUT MARKET RISK

Asset/Liability Management has been an important factor in the Corporation's ability to record consistent earnings growth through periods of interest rate volatility and product deregulation. Management and the Board of Directors monitor the Corporation's liquidity and interest sensitivity positions at regular meetings to review how changes in interest rates may affect earnings. Decisions regarding investment and the pricing of loan and deposit products are made after analysis of reports designed to measure liquidity, rate sensitivity, the Corporation's exposure to changes in net interest income given various rate scenarios and the economic and competitive environments.

It is the objective of the Corporation to monitor and manage risk exposure to net interest income caused by changes in interest rates. It is the goal of the Corporation's Asset/Liability function to provide optimum and stable net interest income. To accomplish this, management uses two asset liability tools. GAP/Interest Rate Sensitivity Reports and Net Interest Income Simulation Modeling are both constructed, presented and monitored quarterly.

MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

INTEREST SENSITIVITY AND DISCLOSURES ABOUT MARKET RISK continued

Management believes that the Corporation's liquidity and interest sensitivity position at December 31, 2005, remained adequate to meet the Corporation's primary goal of achieving optimum interest margins while avoiding undue interest rate risk. The following table presents the Corporation's interest rate sensitivity analysis as of December 31, 2005.

(Dollars in Thousands)                                                             At December 31, 2005
-----------------------------------------------------------------------------------------------------------------------------------
                                                              1-180 DAYS   181-365 DAYS     1-5 YEARS    BEYOND 5 YEARS    TOTAL
===================================================================================================================================
Rate-Sensitive Assets:
   Interest-bearing deposits ...............................   $    8,748                                               $    8,748
   Investment securities ...................................       56,711    $   47,049     $  245,520     $   84,986      434,266
   Loans ...................................................    1,057,267       310,978        888,487        205,605    2,462,337
   Federal Reserve and Federal Home Loan Bank stock ........                                    21,665          1,535       23,200
                                                               ----------    ----------     ----------     ----------   ----------
        Total rate-sensitive assets ........................    1,122,726       358,027      1,155,672        292,126    2,928,551
                                                               ----------    ----------     ----------     ----------   ----------
Rate-Sensitive Liabilities:
   Federal funds purchased .................................       50,000                                                   50,000
   Interest-bearing deposits ...............................    1,355,305       233,450        428,325         51,161    2,068,241
   Securities sold under repurchase agreements .............      106,295           120                                    106,415
   Federal Home Loan Bank advances .........................       38,500        17,835        111,908         79,622      247,865
   Subordinated debentures, revolving credit
     lines and term loans  .................................       15,000                                      88,956      103,956
                                                               ----------    ----------     ----------     ----------   ----------
        Total rate-sensitive liabilities ...................    1,565,100       251,405        540,233        219,739    2,576,477
                                                               ----------    ----------     ----------     ----------   ----------

Interest rate sensitivity gap by period ....................   $ (442,374)   $  106,622     $  615,439     $   72,387
Cumulative rate sensitivity gap ............................     (447,374)     (335,752)       279,687        352,074
Cumulative rate sensitivity gap ratio
   at December 31, 2005 ....................................         71.7%         81.5%         111.9%         113.7%
   at December 31, 2004 ....................................         81.9%         90.0%         114.3%         116.1%

The Corporation had a cumulative negative gap of $335,752,000 in the one-year horizon at December 31, 2005, just over 10.4 percent of total assets.

The Corporation places its greatest credence in net interest income simulation modeling. The above GAP/Interest Rate Sensitivity Report is believed by the Corporation's management to have two major shortfalls. The GAP/Interest Rate Sensitivity Report fails to precisely gauge how often an interest rate sensitive product reprices, nor is it able to measure the magnitude of potential future rate movements.

Net interest income simulation modeling, or earnings-at-risk, measures the sensitivity of net interest income to various interest rate movements. The Corporation's asset liability process monitors simulated net interest income under three separate interest rate scenarios; base, rising and falling. Estimated net interest income for each scenario is calculated over a 12-month horizon. The immediate and parallel changes to the base case scenario used in the model are presented below. The interest rate scenarios are used for analytical purposes and do not necessarily represent management's view of future market movements. Rather, these are intended to provide a measure of the degree of volatility interest rate movements may introduce into the earnings of the Corporation.

The base scenario is highly dependent on numerous assumptions embedded in the model, including assumptions related to future interest rates. While the base sensitivity analysis incorporates management's best estimate of interest rate and balance sheet dynamics under various market rate movements, the actual behavior and resulting earnings impact will likely differ from that projected. For mortgage-related assets, the base simulation model captures the expected prepayment behavior under changing interest rate environments. Assumptions and methodologies regarding the interest rate or balance behavior of indeterminate maturity products, e.g., savings, money market,

MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

INTEREST SENSITIVITY AND DISCLOSURES ABOUT MARKET RISK continued

NOW and demand deposits reflect management's best estimate of expected future behavior.

The comparative rising and falling scenarios for the period ending December 31, 2006 assume further interest rate changes in addition to the base simulation discussed above. These changes are immediate and parallel changes to the base case scenario. In addition, total rate movements (beginning point minus ending point) to each of the various driver rates utilized by management in the base simulation for the period ended December 31, 2006 are as follows:

Driver Rates                      RISING                 FALLING
================================================================================
Prime                             200 Basis Points       (200) Basis Points
Federal Funds                     200                    (200)
One-Year CMT                      200                    (200)
Two-Year CMT                      200                    (200)
Three-Year CMT                    200                    (200)
Five-Year CMT                     200                    (200)
CD's                              200                     (89)
FHLB Advances                     200                    (200)

Results for the base, rising and falling interest rate scenarios are listed below, based upon the Corporation's rate sensitive assets and liabilities at November 30, 2005. The net interest income shown represents cumulative net interest income over a 12-month time horizon. Balance sheet assumptions used for the base scenario are the same for the rising and falling simulations.

                                                   BASE     RISING     FALLING
===============================================================================
Net Interest Income (Dollars in Thousands)       $111,989  $114,930   $109,220

Variance from base                                         $  2,941   $ (2,769)

Percent of change from base                                    2.63%     (2.47)%

The comparative rising and falling scenarios for the period ended December 31, 2005 assume further interest rate changes in addition to the base simulation discussed above. These changes are immediate and parallel changes to the base case scenario. In addition, total rate movements (beginning point minus ending point) to each of the various driver rates utilized by management in the base simulation for the period ended December 31, 2005 are as follows:

Driver Rates                      RISING                FALLING
================================================================================
Prime                             200 Basis Points      (200) Basis Points
Federal Funds                     200                   (200)
One-Year CMT                      200                   (200)
Two-Year CMT                      200                   (200)
CD's                              200                    (74)
FHLB Advances                     200                   (200)

Results for the base, rising and falling interest rate scenarios are listed below. The net interest income shown represents cumulative net interest income over a 12-month time horizon. Balance sheet assumptions used for the base scenario are the same for the rising and falling simulations.

                                                   BASE     RISING     FALLING
================================================================================
Net Interest Income (Dollars in Thousands)       $109,311  $117,212   $ 97,757

Variance from base                                         $  7,901   $(11,554)

Percent of change from base                                     7.2%     (10.6)%

MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

EARNING ASSETS

Earnings assets increased approximately $43,397,000 during 2005 as compared to 2004. Loans grew by $30,919,000. Positive growth of commercial and industrial loans, real estate construction and farmland real estate loans totaled approximately $45,622,000. In addition, individuals' loans for household and other personal expenditures grew approximately $1,607,000 during 2005. These increases were mitigated by a decline in residential real estate loans, agriculture loans and leases of approximately $14,773,000.

The table below reflects the earning asset mix for the years 2005 and 2004 (at December 31).

Earning Assets
(Dollars in Thousands)                                           December 31,
===================================================================================
                                                              2005          2004
                                                           ----------    ----------
       Interest-bearing time deposits .................    $    8,748    $    9,343
       Investment securities available for sale .......       422,627       416,177
       Investment securities held to maturity .........        11,639         5,358
       Mortgage loans held for sale ...................         4,910         3,367
       Loans ..........................................     2,457,427     2,428,051
       Federal Reserve and Federal Home Loan Bank stock        23,200        22,858
                                                           ----------    ----------
           Total ......................................    $2,928,551    $2,885,154
                                                           ==========    ==========

DEPOSITS AND BORROWINGS

The table below reflects the level of deposits and borrowed funds (federal funds purchased; repurchase agreements; Federal Home Loan Bank advances; subordinated debentures, revolving credit lines and term loans) based on year-end levels at December 31, 2005 and 2004.

(Dollars in Thousands)                                        December 31,
                                                           2005           2004
                                                        ----------    ----------
Deposits ...........................................    $2,382,576    $2,408,150
Federal funds purchased ............................        50,000        32,550
Securities sold under repurchase agreements ........       106,415        87,472
Federal Home Loan Bank advances ....................       247,865       223,663
Subordinated debentures, revolving credit lines
   and term loans ..................................       103,956        97,206
                                                        ----------    ----------
                                                        $2,890,812    $2,849,041
                                                        ==========    ==========

The Corporation has continued to leverage its capital position with Federal Home Loan Bank advances, as well as repurchase agreements which are pledged against acquired investment securities as collateral for the borrowings. The interest rate risk is included as part of the Corporation's interest simulation discussed in Management's Discussion and Analysis of Financial Condition and Results of Operations under the headings "LIQUIDITY" and "INTEREST SENSITIVITY AND DISCLOSURES ABOUT MARKET RISK".

NET INTEREST INCOME

Net interest income is the primary source of the Corporation's earnings. It is a function of net interest margin and the level of average earning assets. The following table presents the Corporation's asset yields, interest expense, and net interest income as a percent of average earning assets for the three-year period ending in 2005.

MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

NET INTEREST INCOME continued

In 2005, asset yields increased 54 basis points (FTE) and interest cost increased 45 basis points, resulting in a 9 basis point (FTE) increase in net interest income as compared to 2004. The improvement in margin was primarily a result of eight 25 basis point overnight federal funds rate increases by the Federal Open Market Committee during this period. As a result, the Corporation's prime lending rates increased accordingly, while offsetting deposit rate increases were less significant.

In 2004, asset yields decreased 26 basis points (FTE) and interest cost decreased 13 basis points, resulting in a 13 basis point (FTE) decrease in net interest income as compared to 2003. Margins remained compressed through the first half of 2004 as the combined first and second quarters net interest margin equaled 3.87 percent. In June 2004, the first of five 25 basis point overnight federal funds rate increases by the Federal Open Market Committee occurred, helping increase the combined third and fourth quarter net interest margin to
3.90 percent. However, the net interest margin for the 2004 fourth quarter declined to 3.85 percent. This was primarily due to the reversal of approximately $340,000 of interest income in the fourth quarter, related to loans placed on non-accrual status and charged-off during the quarter. In addition, the Corporation maintained an average federal funds sold position of approximately $60 million, which generated lower yields.

(Dollars in Thousands)                                            December 31,
                                                         2005          2004           2003
                                                         ----          ----           ----
Net Interest Income ..........................        $  111,129    $  105,389     $  103,142
FTE Adjustment ...............................        $    3,778    $    3,597     $    3,757

Net Interest Income
  On a Fully Taxable Equivalent Basis ........        $  114,907    $  108,986     $  106,899

Average Earning Assets .......................        $2,891,121    $2,806,776     $2,663,853

Interest Income (FTE) as a Percent
  of Average Earning Assets ..................              6.26%         5.72%          5.98%

Interest Expense as a Percent
  of Average Earning Assets ..................              2.29%         1.84%          1.97%

Net Interest Income (FTE) as a Percent
  of Average Earning Assets ..................              3.97%         3.88%          4.01%

Average earning assets include the average balance of securities classified as available for sale, computed based on the average of the historical amortized cost balances without the effects of the fair value adjustment. In addition, annualized amounts are computed utilizing a 30/360 day basis.

OTHER INCOME

The Corporation offers a wide range of fee-based services. Fee schedules are regularly reviewed by a pricing committee to ensure that the products and services offered by the Corporation are priced to be competitive and profitable.

MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OTHER INCOME continued

Other income in 2005 amounted to $34,717,000, a .5 percent increase from 2004. The change in other income from 2005 to 2004 was minor and primarily attributable to fluctuations within the following other income items:

      1. Insurance commissions increased by $733,000, due to the receipt of increased profit sharing payments from insurance underwriters, as compared to the same period in 2004.

      2. Fees on debit cards and ATMs increased by approximately $899,000 as compared to the same period in 2004. This was primarily a result of increased card usage by customers.

      3. Net gains and fees on sales of mortgage loans decreased by $727,000 from the same period in 2004, as stabilizing mortgage interest rates caused reduced volumes of mortgage refinancing.

      4. In 2005, sales of available for sale securities resulted in a net loss of $2,000; however, in 2004, sales of available for sale securities resulted in net gains totaling $1,188,000.

Other income in 2004 amounted to $34,554,000, a 3.8 percent decline from 2003. The decrease of $1,348,000 is primarily attributable to the following factors:

      1. Net gains and fees on sales of mortgage loans included in other income decreased by $2,759,000 due to decreased mortgage volume during 2004.

      2. Life insurance proceeds included in other income was $0 for 2004 compared to $535,000 for 2003.

      3. Service charges on deposit accounts increased $533,000 or 4.8 percent due to increased number of customer accounts and price adjustments.

      4. Revenues from fiduciary activities increased $896,000 or 13.3 percent due to expansion, market improvements and price adjustments.

OTHER EXPENSES

Other expenses represent non-interest operating expenses of the Corporation. Other expenses amounted to $93,957,000 in 2005, an increase of 2.5 percent from the prior year, or $2,315,000. A pension accounting loss, totaling approximately $1,630,000, was recorded during the first quarter of 2005 and accounts for most of the increase. The loss resulted from the curtailment of the accumulation of defined benefits in the Corporation's defined benefit plan.

Other expenses amounted to $91,642,000 in 2004, an increase of 0.4 percent from the prior year, or $363,000. The following factors account for most of the 2004 increase:

      1. Salaries and benefit expense grew $1,995,000 or 4.0 percent, due to normal salary increases and additional salary cost related to the March 1, 2003 acquisition of Commerce National.

MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OTHER EXPENSES continued

      2. Prepayment penalties for early prepayment of FHLB advances totaled $340,000 for 2003 and no such penalties were incurred during 2004.

      3. Investment securities write-downs totaling $615,000 were incurred in 2003, resulting from other-than-temporary losses being recognized on two securities. No investment security write-downs, resulting from other-than temporary losses, were incurred during 2004.

      4. In 2003, the Corporation incurred $460,000 expense to fund the anticipation of a settlement of a claim. No such expense was incurred during 2004.

INCOME TAXES

Income tax expense totaled $13,296,000 for 2005, which is an increase of $111,000 from 2004. The 2005 increase in tax expense is primarily a result of the increase of the 2005 income before income tax, as compared to 2004.

In addition, the effective tax rates for the periods ending December 31, 2005, 2004 and 2003 were 30.5 percent, 31.0 percent and 28.0 percent, respectively. The effective tax rate has remained lower than the federal statutory income tax rate of 34 percent, primarily due to the Corporation's tax-exempt investment income on securities and loans, income tax credits generated from investments in affordable housing projects, income generated by subsidiaries domiciled in a state with no state or local income tax, increases in tax exempt earnings from bank-owned life insurance contracts and reduced state taxes, resulting from the effect of state income apportionment.

INFLATION

Changing prices of goods, services and capital affect the financial position of every business enterprise. The level of market interest rates and the price of funds loaned or borrowed fluctuate due to changes in the rate of inflation and various other factors, including government monetary policy.

Fluctuating interest rates affect the Corporation's net interest income, loan volume and other operating expenses, such as employee salaries and benefits, reflecting the effects of escalating prices, as well as increased levels of operations and other factors. As the inflation rate increases, the purchasing power of the dollar decreases. Those holding fixed-rate monetary assets incur a loss, while those holding fixed-rate monetary liabilities enjoy a gain. The nature of a financial holding company's operations is such that there will generally be an excess of monetary assets over monetary liabilities, and, thus, a financial holding company will tend to suffer from an increase in the rate of inflation and benefit from a decrease.

OTHER

The Securities and Exchange Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the commission, including the Corporation, and that address is (http://www.sec.gov).

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Committee, Board of Directors and Stockholders
First Merchants Corporation
Muncie, Indiana

We have audited the accompanying consolidated balance sheets of First Merchants Corporation as of December 31, 2005 and 2004, and the related consolidated statements of income, comprehensive income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 2005. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of First Merchants Corporation as of December 31, 2005 and 2004, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the effectiveness of First Merchants Corporation's internal control over financial reporting as of December 31, 2005 based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) and our report dated January 27, 2006 expressed unqualified opinions on management's assessment and on the effectiveness of the Corporation's internal control over financial reporting.

BKD, LLP

Indianapolis, Indiana
January 27, 2006

CONSOLIDATED FINANCIAL STATEMENTS

Consolidated Balance Sheets

(in thousands, except share data)                                                                       December 31,
==============================================================================================================================
                                                                                                      2005              2004
Assets
   Cash and due from banks ...........................................................           $    70,417       $    69,960
   Interest-bearing time deposits ....................................................                 8,748             9,343
   Investment securities
      Available for sale .............................................................               422,627           416,177
      Held to maturity (fair value of $11,510 and $5,520) ............................                11,639             5,358
                                                                                                 -----------       -----------
        Total investment securities ..................................................               434,266           421,535

   Mortgage loans held for sale ......................................................                 4,910             3,367
   Loans, net of allowance for loan losses of $25,188 and $22,548 ....................             2,432,239         2,405,503
   Premises and equipment ............................................................                39,417            38,254
   Federal Reserve and Federal Home Loan Bank stock ..................................                23,200            22,858
   Interest receivable ...............................................................                19,690            17,318
   Core deposit intangibles ..........................................................                17,567            20,669
   Goodwill ..........................................................................               121,266           120,615
   Cash value of life insurance ......................................................                43,579            42,061
   Other assets ......................................................................                21,780            20,185
                                                                                                 -----------       -----------
        Total assets .................................................................           $ 3,237,079       $ 3,191,668
                                                                                                 ===========       ===========

Liabilities
   Deposits
     Noninterest-bearing .............................................................           $   314,335       $   330,685
     Interest-bearing ................................................................             2,068,241         2,077,465
                                                                                                 -----------       -----------
       Total deposits ................................................................             2,382,576         2,408,150
   Borrowings ........................................................................               508,236           440,891
   Interest payable ..................................................................                 5,874             4,411
   Other liabilities .................................................................                26,997            23,613
                                                                                                 -----------       -----------
       Total liabilities .............................................................             2,923,683         2,877,065

Commitments and Contingent Liabilities

Stockholders' equity
   Preferred stock, no-par value
      Authorized and unissued -- 500,000 shares
   Common stock, $.125 stated value
      Authorized -- 50,000,000 shares
      Issued and outstanding - 18,416,714 and 18,573,997 shares ......................                 2,302             2,322
   Additional paid-in capital ........................................................               145,682           150,862
   Retained earnings .................................................................               174,717           161,459
   Accumulated other comprehensive loss ..............................................                (9,305)              (40)
                                                                                                 -----------       -----------
        Total stockholders' equity ...................................................               313,396           314,603
                                                                                                 -----------       -----------
        Total liabilities and stockholders' equity ...................................           $ 3,237,079       $ 3,191,668
                                                                                                 ===========       ===========

See notes to consolidated financial statements.

Consolidated Statements of Income

(in thousands, except share data)                                                                Year Ended December 31,
===================================================================================================================================
                                                                                       2005               2004               2003
Interest income
   Loans receivable
     Taxable .............................................................           $158,436           $139,953           $141,236
     Tax exempt ..........................................................                643                581                707
   Investment securities
     Taxable .............................................................              9,612              8,371              6,105
     Tax exempt ..........................................................              6,374              6,098              6,270
   Federal funds sold ....................................................                264                165                487
   Deposits with financial institutions ..................................                695                555                 76
   Federal Reserve and Federal Home Loan Bank stock ......................              1,185              1,251                649
                                                                                     --------           --------           --------
       Total interest income .............................................            177,209            156,974            155,530
                                                                                     --------           --------           --------
Interest expense
   Deposits ..............................................................             46,121             33,844             34,858
   Securities sold under repurchase agreements ...........................              1,612                517              1,521
   Federal Home Loan Bank advances .......................................              9,777              9,777              9,439
   Subordinated debentures, revolving
     credit lines and term loans .........................................              7,432              6,784              6,161
   Other borrowings ......................................................              1,138                663                409
                                                                                     --------           --------           --------
        Total interest expense ...........................................             66,080             51,585             52,388
                                                                                     --------           --------           --------
Net interest income ......................................................            111,129            105,389            103,142
   Provision for loan losses .............................................              8,354              5,705              9,477
                                                                                     --------           --------           --------

Net interest income after provision for loan losses ......................            102,775             99,684             93,665
                                                                                     --------           --------           --------
Other income
   Fiduciary activities ..................................................              7,481              7,632              6,736
   Service charges on deposit accounts ...................................             11,298             11,638             11,105
   Other customer fees ...................................................              5,094              4,083              4,124
   Net realized gains (losses) on
     sales of available-for-sale securities ..............................                 (2)             1,188                950
   Commission income .....................................................              3,821              3,088              2,668
   Earnings on cash surrender value
     of life insurance ...................................................              1,667              1,798              1,347
   Net gains and fees on sales of loans ..................................              2,902              3,629              6,388
   Other income ..........................................................              2,456              1,498              2,584
                                                                                     --------           --------           --------
        Total other income ...............................................             34,717             34,554             35,902
                                                                                     --------           --------           --------

Other expenses
   Salaries and employee benefits ........................................             54,059             52,479             50,484
   Net occupancy expenses ................................................              5,796              5,308              4,894
   Equipment expenses ....................................................              7,562              7,665              8,073
   Marketing expenses.....................................................              2,012              1,709              1,797
   Outside data processing fees ..........................................              4,010              4,920              4,118
   Printing and office supplies ..........................................              1,369              1,580              1,706
   Core deposit amortization..............................................              3,102              3,375              3,704
   Other expenses ........................................................             16,047             14,606             16,503
                                                                                     --------           --------           --------
        Total other expenses .............................................             93,957             91,642             91,279
                                                                                     --------           --------           --------

Income before income tax .................................................             43,535             42,596             38,288
   Income tax expense ....................................................             13,296             13,185             10,717
                                                                                     --------           --------           --------
Net income ...............................................................           $ 30,239           $ 29,411           $ 27,571
                                                                                     ========           ========           ========

Net income per share:
   Basic .................................................................           $   1.64           $   1.59           $   1.51
   Diluted ...............................................................               1.63               1.58               1.50

See notes to consolidated financial statements.

Consolidated Statements of Comprehensive Income

Year Ended December 31,
(in thousands)                                                                                2005           2004           2003
===================================================================================================================================
Net income ............................................................................     $ 30,239       $ 29,411       $ 27,571
                                                                                             --------       --------       --------
Other comprehensive income (loss), net of tax:
  Unrealized losses on securities available for sale:
     Unrealized holding losses arising during the period,
     net of income tax benefit of $3,562, $1,199 and $1,465............................       (6,615)        (1,799)        (2,197)
     Less: Reclassification adjustment for gains (losses) included in net income,
       net of income tax (expenses) benefit of $1, $(475) and $(380)...................           (1)           713            570
  Unrealized loss on pension minimum funding liability:
     Unrealized loss arising during the period,
     net of income tax benefit of $1,767, $150 and $357 ...............................       (2,651)          (227)          (536)
                                                                                            --------       --------       --------
                                                                                              (9,265)        (2,285)        (2,231)
                                                                                            --------       --------       --------
  COMPREHENSIVE INCOME                                                                      $ 20,974       $ 27,126       $ 25,340
                                                                                            ========       ========       ========

Consolidated Statements of Stockholders' Equity


(in thousands, except share data)
----------------------------------------------------------------------------------------------------------------------------------
                                                        COMMON STOCK                                  ACCUMULATED OTHER
                                                   ----------------------     ADDITIONAL    RETAINED     COMPREHENSIVE
                                                      SHARES       AMOUNT   PAID-IN CAPITAL EARNINGS     INCOME (LOSS)      TOTAL
                                                   ----------     -------   --------------- --------  -----------------    -------
Balances, January 1, 2003                          16,322,748     $ 2,040      $116,503     $138,110      $   4,476        261,129
  Net income for 2003..........................                                               27,571                        27,571
  Cash dividends ($.90 per share)..............                                              (16,557)                      (16,557)
  Other comprehensive income (loss),
     net of tax ...............................                                                              (2,231)        (2,231)
  Stock issued under employee benefit plans ...        39,747           5           814                                        819
  Stock issued under dividend reinvestment
     and stock purchase plan ..................        48,168           6         1,218                                      1,224
  Stock options exercised .....................        66,513           8         1,183                                      1,191
  Stock redeemed ..............................       (17,915)         (2)         (486)                                      (488)
  Issuance of stock related to acquisition.....     1,173,996         147        31,188                                     31,335
  Five percent (5%) stock dividend.............       879,577         110          (110)
  Cash paid in lieu of fractional shares.......                                                 (28)                           (28)
                                                  -----------    --------      --------    ---------      ---------      ---------
Balances, December 31, 2003                        18,512,834       2,314       150,310      149,096          2,245        303,965
  Net income for 2004..........................                                               29,411                        29,411
  Cash dividends ($.92 per share)..............                                              (17,048)                      (17,048)
  Other comprehensive income (loss),
     net of tax ...............................                                                              (2,285)        (2,285)
  Stock issued under employee benefit plans ...        45,267           6           897                                        903
  Stock issued under dividend reinvestment
     and stock purchase plan ..................        50,799           6         1,272                                      1,278
  Stock options exercised .....................        90,338          11         1,393                                      1,404
  Stock redeemed ..............................      (193,789)        (24)       (4,702)                                    (4,726)
  Issuance of stock related to acquisition.....        68,548           9         1,692                                      1,701
                                                  -----------    --------      --------    ---------      ---------      ---------
Balances, December 31, 2004                        18,573,997       2,322       150,862     161,459             (40)       314,603
  Net income for 2005..........................                                               30,239                        30,239
  Cash dividends ($.92 per share)..............                                              (16,981)                      (16,981)
  Other comprehensive income (loss),
     net of tax ...............................                                                              (9,265)        (9,265)
  Stock issued under employee benefit plans ...        43,238           6           908                                        914
  Stock issued under dividend reinvestment
     and stock purchase plan ..................        35,565           4           929                                        933
  Stock options exercised .....................       121,750          15         2,159                                      2,174
  Stock redeemed ..............................      (374,598)        (47)       (9,611)                                    (9,658)
  Issuance of stock related to acquisition.....        16,762           2           435                                        437
                                                  -----------    --------      --------    ---------      ---------      ---------
Balances, December 31, 2005                        18,416,714    $  2,302      $145,682    $174,717       $  (9,305)     $ 313,396
                                                  ===========    ========      ========    =========      =========      =========

See notes to consolidated financial statements.

Consolidated Statements of Cash Flows

================================================================================================================================
                                                                                             Year Ended December 31,
(in thousands, except share data)                                                  2005               2004               2003
================================================================================================================================
Operating activities:
   Net income .........................................................         $  30,239          $  29,411          $  27,571
   Adjustments to reconcile net income to
     net cash provided by operating activities:
     Provision for loan losses ........................................             8,354              5,705              9,477
     Depreciation and amortization.....................................             5,070              5,064              4,769
     Mortgage loans originated for sale ...............................           (86,122)           (83,313)          (212,243)
     Proceeds from sales of mortgage loans ............................            84,579             82,989            230,745
     Net change in
         Interest receivable ..........................................            (2,372)              (478)             1,368
         Interest payable .............................................             1,463               (269)            (1,695)
     Other adjustments ................................................             5,283                842              5,677
                                                                                ---------          ---------          ---------
         Net cash provided by operating activities ....................            46,494             39,951             65,669
                                                                                ---------          ---------          ---------

Investing activities:
   Net change in interest-bearing deposits ............................               595             (1,202)            (4,573)
   Purchases of
     Securities available for sale ....................................           (97,861)          (214,393)          (260,467)
   Proceeds from maturities of
     Securities available for sale ....................................            69,236            116,294            174,003
   Proceeds from sales of
     Securities available for sale ....................................             4,718             32,336             58,245
   Purchase of Federal Reserve and Federal Home Loan Bank stock                      (342)            (7,356)            (4,093)
   Net change in loans ................................................           (35,090)           (83,198)           (56,825)
   Net cash paid in acquisition ........................................             (213)              (201)            (7,793)
   Other adjustments ..................................................            (6,233)            (6,106)            (2,262)
                                                                                ---------          ---------          ---------
         Net cash used by investing activities.........................           (65,190)          (163,826)          (103,765)
                                                                                ---------          ---------          ---------

Cash flows from financing activities:
   Net change in
     Demand and savings deposits ......................................           (80,986)            89,008             39,400
     Certificates of deposit and other time deposits ..................            55,412            (42,959)            14,476
   Receipt of borrowings ..............................................           191,002            181,211             73,303
   Repayment of borrowings ............................................          (123,657)          (124,763)           (84,755)
   Cash dividends .....................................................           (16,981)           (17,048)           (16,557)
   Stock issued under employee benefit plans ..........................               914                903                819
   Stock issued under dividend reinvestment
     and stock purchase plan ..........................................               933              1,278              1,224
   Stock options exercised ............................................             2,174              1,404              1,191
   Stock redeemed .....................................................            (9,658)            (4,726)              (488)
   Cash paid in lieu of issuing fractional shares .....................                                                     (28)
                                                                                ---------          ---------          ---------
         Net cash provided by financing activities ....................            19,153             84,308             28,585
                                                                                ---------          ---------          ---------
Net change in cash and cash equivalents ...............................               457            (39,567)            (9,511)
Cash and cash equivalents, beginning of year ..........................            69,960            109,527            119,038
                                                                                ---------          ---------          ---------
Cash and cash equivalents, end of year ................................         $  70,417          $  69,960          $ 109,527
                                                                                =========          =========          =========
Additional cash flows information:
   Interest paid .......................................................        $  64,617          $  51,854          $  53,727
   Income tax paid .....................................................           16,775             10,501             13,952

See notes to consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table dollar amounts in thousands, except share data)

NOTE 1

NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accounting and reporting policies of First Merchants Corporation ("Corporation"), and its wholly owned subsidiaries, First Merchants Bank, N.A. ("First Merchants"), The Madison Community Bank, N.A. ("Madison"), First United Bank, N.A. ("First United"), United Communities National Bank ("United Communities"), First National Bank ("First National"), Decatur Bank and Trust Company, N.A. ("Decatur"), Frances Slocum Bank & Trust Company, N.A. ("Frances Slocum"), Lafayette Bank and Trust Company, N.A. ("Lafayette"), and Commerce National Bank ("Commerce National"), (collectively the "Banks"), Merchants Trust Company, National Association ("MTC"), First Merchants Insurance Services, Inc. ("FMIS"), First Merchants Reinsurance Company ("FMRC")and Indiana Title Insurance Company ("ITIC"), conform to generally accepted accounting principles and reporting practices followed by the banking industry. The more significant of the policies are described below. Effective January 1, 2006, First United was merged into First Merchants, and the name of the continuing institution is First Merchants Bank, N.A.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The Corporation is a financial holding company whose principal activity is the ownership and management of the Banks and operates in a single significant business segment. The Banks operate under national bank charters and provide full banking services. As national banks, the Banks are subject to the regulation of the Office of the Comptroller of the Currency and the Federal Deposit Insurance Corporation.

The Banks generate commercial, mortgage, and consumer loans and receive deposits from customers located primarily in north-central and east-central Indiana and Butler, Franklin and Hamilton counties in Ohio. The Banks' loans are generally secured by specific items of collateral, including real property, consumer assets and business assets.

CONSOLIDATION

The consolidated financial statements include the accounts of the Corporation and all its subsidiaries, after elimination of all material intercompany transactions.

INVESTMENT SECURITIES-Debt securities are classified as held to maturity when the Corporation has the positive intent and ability to hold the securities to maturity. Securities held to maturity are carried at amortized cost. Debt securities not classified as held to maturity are classified as available for sale. Securities available for sale are carried at fair value with unrealized gains and losses reported separately in accumulated other comprehensive income, net of tax.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table dollar amounts in thousands, except share data)

NOTE 1

NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES continued

Amortization of premiums and accretion of discounts are recorded as interest income from securities. Realized gains and losses are recorded as net security gains (losses). Gains and losses on sales of securities are determined on the specific-identification method.

Available-for-sale and held-to-maturity securities are reviewed quarterly for possible other-than-temporary impairment. The review includes an analysis of the facts and circumstances of each individual investment such as the length of time the fair value has been below cost, the expectation for that security's performance, the credit worthiness of the issuer and the Corporation's ability to hold the security to maturity. A decline in value that is considered to be other-than temporary is recorded as a loss within other operating income in the consolidated statements of income.

LOANS HELD FOR SALE are carried at the lower of aggregate cost or market. Market is determined using the aggregate method. Net unrealized losses, if any, are recognized through a valuation allowance by charges to income based on the difference between estimated sales proceeds and aggregate cost.

LOANS held in the Corporation's portfolio are carried at the principal amount outstanding. Certain nonaccrual and substantially delinquent loans may be considered to be impaired. A loan is impaired when, based on current information or events, it is probable that the Banks will be unable to collect all amounts due (principal and interest) according to the contractual terms of the loan agreement. In applying the provisions of Statement of Financial Accounting Standards ("SFAS") No. 114, the Corporation considers its investment in one-to-four family residential loans and consumer installment loans to be homogeneous and therefore excluded from separate identification for evaluation of impairment. Interest income is accrued on the principal balances of loans, except for installment loans with add-on interest, for which a method that approximates the level yield method is used. The accrual of interest on impaired loans is discontinued when, in management's opinion, the borrower may be unable to meet payments as they become due. When interest accrual is discontinued, all unpaid accrued interest is reversed when considered uncollectable. Interest income is subsequently recognized only to the extent cash payments are received. Certain loan fees and direct costs are being deferred and amortized as an adjustment of yield on the loans.

ALLOWANCE FOR LOAN LOSSES is maintained to absorb losses inherent in the loan portfolio and is based on ongoing, quarterly assessments of the probable losses inherent in the loan portfolio. The allowance is increased by the provision for loan losses, which is charged against current operating results. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance. The Corporation's methodology for assessing the appropriateness of the allowance consists of three key elements - the determination of the appropriate reserves for specifically identified loans, historical losses, and economic, environmental or qualitative factors.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table dollar amounts in thousands, except share data)

NOTE 1

NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES continued

Larger commercial loans that exhibit probable or observed credit weaknesses are subject to individual review. Where appropriate, reserves are allocated to individual loans based on management's estimate of the borrower's ability to repay the loan given the availability of collateral, other sources of cash flow and legal options available to the Corporation. Included in the review of individual loans are those that are impaired as provided in SFAS No. 114. Any allowances for impaired loans are measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or fair value of the underlying collateral. The Corporation evaluates the collectibility of both principal and interest when assessing the need for a loss accrual. Historical loss rates are applied to other commercial loans not subject to specific reserve allocations.

Homogenous loans, such as consumer installment and residential mortgage loans are not individually risk graded. Reserves are established for each pool of loans using loss rates based on a five year average net charge-off history by loan category.

Historical loss allocations for commercial and consumer loans may be adjusted for significant factors that, in management's judgment, reflect the impact of any current conditions on loss recognition. Factors which management considers in the analysis include the effects of the national and local economies, trends in the volume of loans, changes in mix, concentration of loans in specific industries, asset quality trends (delinquencies, charge-offs and nonaccrual loans), risk management and loan administration, changes in the internal lending policies and credit standards, collection practices and examination results from bank regulatory agencies and the Corporation's internal loan review.

An unallocated reserve, primarily based on the factors noted above, is maintained to recognize the imprecision in estimating and measuring loss when evaluating reserves for individual loans or pools of loans. Allowances on individual loans and historical loss allocations are reviewed quarterly and adjusted as necessary based on changing borrower and/or collateral conditions.

PREMISES AND EQUIPMENT are carried at cost net of accumulated depreciation. Depreciation is computed using the straight-line and declining balance methods based on the estimated useful lives of the assets. Maintenance and repairs are expensed as incurred, while major additions and improvements are capitalized. Gains and losses on dispositions are included in current operations.

FEDERAL RESERVE AND FEDERAL HOME LOAN BANK STOCK are required investments for institutions that are members of the Federal Reserve Bank ("FRB") and Federal Home Loan Bank ("FHLB") systems. The required investment in the common stock is based on a predetermined formula.

INTANGIBLE ASSETS that are subject to amortization, including core deposit intangibles, are being amortized on both the straight-line and accelerated basis over 10 years. Intangible assets are periodically evaluated as to the recoverability of their carrying value.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table dollar amounts in thousands, except share data)

NOTE 1

NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES continued

GOODWILL is maintained by applying the provisions of SFAS No. 142. Goodwill is reviewed for impairment annually in accordance with this statement with any loss recognized through the income statement, at that time.

INCOME TAX in the consolidated statements of income includes deferred income tax provisions or benefits for all significant temporary differences in recognizing income and expenses for financial reporting and income tax purposes. The Corporation files consolidated income tax returns with its subsidiaries.

STOCK OPTIONS are granted for a fixed number of shares to employees. The Corporation's stock-based employee compensation plans are described more fully in Note 16. The Corporation's stock option plans are accounted for in accordance with Accounting Principles Board Opinion ("APB") No. 25, Accounting for Stock Issued to Employees, and related interpretations.

APB No. 25 requires compensation expense for stock options to be recognized only if the market price of the underlying stock exceeds the exercise price on the date of the grant. Accordingly, the Corporation recognized compensation expense of $12,000 in 2003, related to specific grants in which the market price exceeded the exercise price. For all remaining grants, no stock-based employee compensation cost is reflected in net income, as options granted under those plans had an exercise price equal to the market value of the underlying common stock on the grant date.

During the quarter ended December 31, 2005, the Corporation accelerated the vesting of options previously granted, and the vesting period for the 2005 grants was established so the those grants would be fully vested by year-end. The terms of the acceleration are such that no expense will be recognized by the Corporation on those grants, although it has reported the impact of the acceleration in its proforma disclosures of earnings per share.

The following table illustrates the effect on net income and earnings per share if the Corporation had applied the fair value provisions of FASB Statement No. 123, Accounting for Stock-Based Compensation, to stock-based employee compensation.

                                                   Year Ended December 31
                                                  2005        2004       2003
                                               ---------------------------------
Net income, as reported ......................  $30,239     $29,411    $27,571
Add: Total stock-based employee compensation
   cost included in reported net income, net
   of income taxes ...........................                              12
Less: Total stock-based employee compensation
   cost determined under the fair value based
   method, net of income taxes ...............   (2,159)     (1,083)    (1,034)
                                                -------     -------    -------
Pro forma net income                            $28,080     $28,328    $26,549
                                                =======     =======    =======

Earnings per share:
   Basic - as reported .......................  $  1.64     $  1.59    $  1.51
   Basic - pro forma .........................  $  1.52     $  1.53    $  1.46
   Diluted - as reported .....................  $  1.63     $  1.58    $  1.50
   Diluted - pro forma .......................  $  1.51     $  1.52    $  1.45

EARNINGS PER SHARE have been computed based upon the weighted average common and common equivalent shares outstanding during each year.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table dollar amounts in thousands, except share data)

NOTE 2

BUSINESS COMBINATIONS

Effective September 1, 2005, the Corporation acquired Trustcorp Financial Services of Greenville, Inc., an Ohio corporation, which was merged into FMIS, a wholly-owned subsidiary of the Corporation. The Corporation issued 16,762 shares of its common stock at a cost of $26.10 per share to complete the transaction. The acquisition was deemed to be an immaterial acquisition.

Effective October 15, 2004, the Corporation acquired Mangas Agencies, Inc., which was merged into FMIS, a wholly-owned subsidiary of the Corporation. The Corporation issued 68,548 shares of its common stock at a cost of $24.80 per share to complete the transaction. The acquisition was deemed to be an immaterial acquisition.

On March 1, 2003, the Corporation acquired 100 percent of the outstanding stock of CNBC Bancorp, the holding company of Commerce National and CNBC Trust I. Commerce National is a national chartered bank located in Columbus, Ohio. CNBC Bancorp was merged into the Corporation, and Commerce National maintained its national charter as a wholly-owned subsidiary of the Corporation. CNBC Trust I is also maintained as a wholly-owned subsidiary of the Corporation. The Corporation issued approximately 1,225,242 shares of its common stock and approximately $24,562,000 in cash to complete the transaction. As a result of the acquisition, the Corporation will have an opportunity to increase its customer base and continue to increase its market share. The purchase had a recorded acquisition price of $55,729,000, including goodwill of $30,291,000 none of which is deductible for tax purposes. Additionally, core deposit intangibles totaling $8,171,000 were recognized and are being amortized over 10 years using the 150 percent declining balance method.

The combination was accounted for under the purchase method of accounting. All assets and liabilities were recorded at their fair values as of March 1, 2003. The purchase accounting adjustments are being amortized over the life of the respective asset or liability. Commerce National's results of operations are included in the Corporation's consolidated income statement beginning March 1, 2003. The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition.

        Investments.......................     $ 12,500
        Loans.............................      298,702
        Premises and equipment............        1,293
        Core deposit intangibles..........        8,171
        Goodwill..........................       30,291
        Other.............................       20,789
                                               --------
           Total assets acquired..........      371,746
                                               --------
        Deposits..........................      271,537
        Other.............................       44,480
                                               --------
           Total liabilities acquired.....      316,017
                                               --------
           Net assets acquired............     $ 55,729
                                               ========

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table dollar amounts in thousands, except share data)

NOTE 2

BUSINESS COMBINATIONS continued

The following proforma disclosures, including the effect of the purchase accounting adjustments, depict the results of operations as though the CNBC Bancorp merger had taken place on January 1, 2003.

                                              Year Ended
                                             December 31,
                                                 2003
                                                ------

        Net Interest Income...........        $104,797

        Net Income....................          23,601

        Per Share - combined:
           Basic Net Income...........            1.28
           Diluted Net Income.........            1.27

Effective January 1, 2003, the Corporation formed MTC, a wholly-owned subsidiary of the Corporation, through a capital contribution totaling approximately $2,038,000. On January 1, 2003, MTC purchased the trust operations of First Merchants, First National and Lafayette for a fair value acquisition price of $20,687,000. MTC united the trust and asset management services of all affiliate banks of the Corporation. All intercompany transactions related to this purchase by MTC have been eliminated in the consolidated financial statements of the Corporation.

NOTE 3

RESTRICTION ON CASH AND DUE FROM BANKS

The Banks are required to maintain reserve funds in cash and/or on deposit with the Federal Reserve Bank. The reserve required at December 31, 2005, was $5,394,000.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table dollar amounts in thousands, except share data)

NOTE 4

INVESTMENT SECURITIES

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                         GROSS             GROSS
                                                                     AMORTIZED         UNREALIZED        UNREALIZED           FAIR
                                                                       COST              GAINS             LOSSES             VALUE
===================================================================================================================================
Available for sale at December 31, 2005
   U.S. Treasury ..........................................          $  1,586                            $      1          $  1,585
   U.S. Government-sponsored agency securities ............            83,026          $      1             1,836            81,191
   State and municipal ....................................           167,095             2,159             1,131           168,123
   Mortgage-backed securities .............................           168,019               139             5,656           162,502
   Other asset-backed securities ..........................                 1                                                     1
   Marketable equity securities ...........................             9,660                                 435             9,225
                                                                     --------          --------          --------          --------
      Total available for sale ............................           429,387             2,299             9,059           422,627
                                                                     --------          --------          --------          --------

Held to maturity at December 31, 2005
   State and municipal ....................................            11,609               283               412            11,480
   Mortgage-backed securities .............................                30                                                    30
                                                                     --------          --------          --------          --------
      Total held to maturity ..............................            11,639               283               412            11,510
                                                                     --------          --------          --------          --------
      Total investment securities .........................          $441,026          $  2,582          $  9,471          $434,137
                                                                     ========          ========          ========          ========

Available for sale at December 31, 2004
   U.S. Treasury ..........................................          $  1,745                            $      1          $  1,744
   U.S. Government-sponsored agency securities ............            65,325          $     73               332            65,066
   State and municipal ....................................           150,284             5,243                82           155,445
   Mortgage-backed securities .............................           183,200               485             1,980           181,705
   Other asset-backed securities ..........................                18                                                    18
   Marketable equity securities ...........................            12,191                 8                              12,199
                                                                     --------          --------          --------          --------
      Total available for sale ............................           412,763             5,809             2,395           416,177
                                                                     --------          --------          --------          --------

Held to maturity at December 31, 2004
   State and municipal ....................................             5,306               162                               5,468
   Mortgage-backed securities .............................                52                                                    52
                                                                     --------          --------          --------          --------
      Total held to maturity ..............................             5,358               162                               5,520
                                                                     --------          --------          --------          --------
      Total investment securities .........................          $418,121          $  5,971          $  2,395          $421,697
                                                                     ========          ========          ========          ========

Certain investments in debt securities are reported in the financial statements at an amount less than their historical cost. The historical cost of these investments totaled $337,959,000 and $192,366,000 at December 31, 2005 and 2004,
respectively. Total fair value of these investments was $328,488,000 and $189,971,000, which is approximately 75.7 and 45.1 percent of the Corporation's available-for-sale and held-to-maturity investment portfolio at December 31, 2005 and 2004, respectively. These declines primarily resulted from recent increases in market interest rates.

Based on evaluation of available evidence, including recent changes in market interest rates, credit rating information and information obtained from regulatory filings, management believes the declines in fair value for these securities are temporary. Should the impairment of any of these securities become other than temporary, the cost basis of the investment will be reduced and the resulting loss recognized in net income in the period the other-than-temporary impairment is identified.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table dollar amounts in thousands, except share data)

NOTE 4

INVESTMENT SECURITIES continued

The following tables show the Corporation's gross unrealized losses and fair value, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position at December 31, 2005 and 2004:

                                                                 Less than 12            12 Months or
                                                                    Months                  Longer                   Total
                                                             -----------------------------------------------------------------------
                                                                          GROSS                    GROSS                    GROSS
                                                               FAIR     UNREALIZED      FAIR     UNREALIZED      FAIR     UNREALIZED
                                                               VALUE      LOSSES        VALUE      LOSSES        VALUE      LOSSES
                                                             -----------------------------------------------------------------------
Temporarily impaired investment
   securities at December 31, 2005:
U.S. Treasury ...........................................    $  1,487    $     (1)                             $  1,487    $     (1)
U.S. Government-sponsored agency securities .............      31,692        (581)    $ 45,466    $ (1,255)      77,158      (1,836)
State and municipal .....................................      90,905      (1,501)       2,124         (42)      93,029      (1,543)
Mortgage-backed securities ..............................      59,595      (1,511)      96,120      (4,141)     155,715      (5,652)
Marketable equity securities ............................          27          (8)       1,072        (431)       1,099        (439)
                                                             --------    --------     --------    --------     --------    --------
   Total temporarily impaired investment securities .....    $183,706    $ (3,602)    $144,782    $ (5,869)    $328,488    $ (9,471)
                                                             ========    ========     ========    ========     ========    ========
                                                                 Less than 12            12 Months or
                                                                    Months                  Longer                   Total
                                                             -----------------------------------------------------------------------
                                                                          GROSS                    GROSS                    GROSS
                                                               FAIR     UNREALIZED      FAIR     UNREALIZED      FAIR     UNREALIZED
                                                               VALUE      LOSSES        VALUE      LOSSES        VALUE      LOSSES
                                                             -----------------------------------------------------------------------
Temporarily impaired investment
   securities at December 31, 2004:
U.S. Treasury ...........................................    $  1,496    $     (1)                             $  1,496    $     (1)
U.S. Government-sponsored agency securities .............      46,227        (303)    $  1,472    $    (29)      47,699        (332)
State and municipal .....................................       2,976         (20)       1,094         (62)       4,070         (82)
Mortgage-backed securities ..............................     109,213      (1,129)      27,493        (851)     136,706      (1,980)
                                                             --------    --------     --------    --------     --------    --------
   Total temporarily impaired investment securities .....    $159,912    $ (1,453)    $ 30,059    $   (942)    $189,971    $ (2,395)
                                                             ========    ========     ========    ========     ========    ========

The amortized cost and fair value of securities available for sale and held to maturity at December 31, 2005, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

-----------------------------------------------------------------------------------------------------------------------------------
                                                                             AVAILABLE FOR SALE               HELD TO MATURITY
                                                                       AMORTIZED COST    FAIR VALUE    AMORTIZED COST    FAIR VALUE
===================================================================================================================================
Maturity distribution at December 31, 2005:
  Due in one year or less..........................................        $ 12,838        $ 12,845        $    733        $    734
  Due after one through five years ................................         170,744         168,207           1,943           1,976
  Due after five through ten years ................................          52,629          53,734             960             928
  Due after ten years .............................................          15,496          16,112           7,973           7,842
                                                                           --------        --------        --------        --------
                                                                            251,707         250,898          11,609          11,480

  Mortgage-backed securities ......................................         168,019         162,503
  Other asset-backed securities ...................................               1               1              30              30
  Marketable equity securities ....................................           9,660           9,225
                                                                           --------        --------        --------        --------

    Totals ........................................................        $429,387        $422,627        $ 11,639        $ 11,510
                                                                           ========        ========        ========        ========

Securities with a carrying value of approximately $190,079,000 and $157,356,000 were pledged at December 31, 2005 and 2004 to secure certain deposits and securities sold under repurchase agreements, and for other purposes as permitted or required by law.

Proceeds from sales of securities available for sale during 2005, 2004 and 2003 were $4,718,000, $32,336,000, and $58,245,000. Gross gains of $28,000,
$1,502,000 and

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table dollar amounts in thousands, except share data)

NOTE 4

INVESTMENT SECURITIES continued

$950,000 in 2005, 2004 and 2003, and gross losses of $30,000 and $314,000 in
2005 and 2004 were realized on those sales.

NOTE 5

LOANS AND ALLOWANCE

                                                                                   2005            2004
==========================================================================================================
Loans at December 31:
  Commercial and industrial loans .........................................    $   461,102     $   451,227
  Agricultural production financing and other loans to farmers ............         95,130          98,902
  Real estate loans:
       Construction .......................................................        174,783         164,738
       Commercial and farmland ............................................        734,865         709,163
       Residential ........................................................        751,217         761,163
  Individuals' loans for household and other personal expenditures ........        200,139         198,532
  Tax-exempt loans ........................................................          8,263           8,203
  Lease financing receivables, net of unearned income .....................          8,713          11,311
  Other loans .............................................................         23,215          24,812
                                                                               -----------     -----------
                                                                                 2,457,427       2,428,051
   Allowance for loan losses ..............................................        (25,188)        (22,548)
                                                                               -----------     -----------
       Total loans ........................................................    $ 2,432,239     $ 2,405,503
                                                                               ===========     ===========

                                               2005         2004         2003
===============================================================================
Allowance for loan losses:
   Balance, January 1 ...................    $ 22,548     $ 25,493     $ 22,417
   Allowance acquired in acquisitions ...                                 3,727
   Provision for losses .................       8,354        5,705        9,477

   Recoveries on loans ..................       2,030        2,251        2,011
   Loans charged off ....................      (7,744)     (10,901)     (12,139)
                                             --------     --------     --------
   Balance, December 31 .................    $ 25,188     $ 22,548     $ 25,493
                                             ========     ========     ========

Information on nonaccruing, contractually past due 90 days or more other than nonaccruing and restructured loans is summarized below:

                                                  2005         2004        2003
================================================================================

At December 31:
Non-accrual loans ..........................     $10,030     $15,355     $19,453

Loans contractually past due 90 days
  or more other than nonaccruing ...........       3,965       1,907       6,530

Restructured loans .........................         310       2,019         641
                                                 -------     -------     -------
     Total non-performing loans ............     $14,305     $19,281     $26,624
                                                 =======     =======     =======

Nonaccruing loans are loans which are reclassified to a nonaccruing status when in management's judgment the collateral value and financial condition of the borrower do not justify accruing interest. Interest previously recorded, but not deemed collectible, is reversed and charged against current income. Interest income on these loans is then recognized when collected.

Restructured loans are loans for which the contractual interest rate has been reduced or other concessions are granted to the borrower, because of a deterioration in the financial condition of the borrower resulting in the inability of the borrower to meet the original contractual terms of the loans.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table dollar amounts in thousands, except share data)

NOTE 5

LOANS AND ALLOWANCE continued

Information on impaired loans is summarized below:                       2005          2004        2003
========================================================================================================
As of, and for the year ending December 31:
   Impaired loans with an allowance .............................       $ 7,540      $ 7,728     $12,725
   Impaired loans for which the discounted
       cash flows or collateral value exceeds the
       carrying value of the loan ...............................        44,840       41,683      32,047
                                                                        -------      -------     -------
          Total impaired loans ..................................       $52,380      $49,411     $44,772
                                                                        =======      =======     =======
   Total impaired loans as a percent
       of total loans ...........................................          2.13%        2.03%       1.90%

   Allowance for impaired loans (included in the
       Corporation's allowance for loan losses) .................       $ 2,824      $ 1,673     $ 5,728
   Average balance of impaired loans ............................        44,790       59,568      50,245
   Interest income recognized on impaired loans .................         3,747        4,166       3,259
   Cash basis interest included above ...........................         3,951        3,029       2,714

NOTE 6

PREMISES AND EQUIPMENT

                                                          2005           2004
================================================================================
Cost at December 31:
   Land ..........................................      $  8,653       $  8,281
   Buildings and leasehold improvements ..........        43,001         40,520
   Equipment .....................................        40,155         38,852
                                                        --------       --------
       Total cost ................................        91,809         87,653
   Accumulated depreciation and amortization .....       (52,392)       (49,399)
                                                        --------       --------
       Net .......................................      $ 39,417       $ 38,254
                                                        ========       ========

The Corporation is committed under various noncancelable lease contracts for certain subsidiary office facilities and equipment. Total lease expense for 2005, 2004 and 2003 was $2,391,000, $2,151,000 and $1,629,000, respectively. The future minimum rental commitments required under the operating leases in effect at December 31, 2005, expiring at various dates through the year 2016 are as follows for the years ending December 31:

====================================================
2006  ................................        $2,055
2007  ................................         1,756
2008  ................................         1,275
2009  ................................         1,111
2010  ................................         1,057
After 2010 ...........................         1,649
                                              ------
Total future minimum obligations              $8,903
                                              ======

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table dollar amounts in thousands, except share data)

NOTE 7

GOODWILL

The changes in the carrying amount of goodwill at December 31 are noted below. No impairment loss was recorded in 2005 and 2004.

                                                      2005             2004
==============================================================================

Balance, January 1 ..............................  $ 120,615        $ 118,679
Goodwill acquired ...............................        651            1,900
Adjustments to previously
  acquired goodwill .............................                          36
                                                   ---------        ---------
Balance, December 31 ............................  $ 121,266        $ 120,615
                                                   =========        =========

NOTE 8

CORE DEPOSIT INTANGIBLES

The carrying basis and accumulated amortization of recognized core deposit intangibles at December 31 were:

                                                      2005             2004
==============================================================================

Gross carrying amount ...........................  $  31,073        $  31,073
Accumulated amortization ........................    (13,506)         (10,404)
                                                   ---------        ---------
   Core deposit intangibles .....................  $  17,567        $  20,669
                                                   =========        =========

Amortization expense for the years ended December 31, 2005, 2004 and 2003, was $3,102,000, $3,375,000 and $3,704,000, respectively. Estimated amortization expense for each of the following five years is:

         2006 ................................       $ 3,046
         2007 ................................         3,046
         2008 ................................         3,046
         2009 ................................         3,046
         2010 ................................         2,937
         After 2010 ..........................         2,397
                                                     -------
                                                     $17,518
                                                     =======

NOTE 9

DEPOSITS

                                                          2005           2004
================================================================================
Deposits at December 31:

   Demand deposits .............................       $  690,923     $  703,989
   Savings deposits ............................          566,212        634,132
   Certificates and other time deposits
     of $100,000 or more .......................          276,679        258,362
   Other certificates and time deposits ........          848,762        811,667
                                                       ----------     ----------
       Total deposits ..........................       $2,382,576     $2,408,150
                                                       ==========     ==========

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table dollar amounts in thousands, except share data)

NOTE 9

DEPOSITS continued

=====================================================
Certificates and other time deposits maturing in years ending December 31:

2006 .......................               $  677,656
2007 .......................                  278,882
2008 .......................                  107,440
2009 .......................                   37,568
2010 .......................                   19,122
After 2010 .................                    4,773
                                           ----------
                                           $1,125,441
                                           ==========

NOTE 10

BORROWINGS

                                                             2005         2004
================================================================================
Borrowings at December 31:
   Federal funds purchased ...........................     $ 50,000     $ 32,550
   Securities sold under repurchase agreements .......      106,415       87,472
   Federal Home Loan Bank advances ...................      247,865      223,663
   Subordinated debentures, revolving credit
     lines and term loans ............................      103,956       97,206
                                                           --------     --------
       Total borrowings ..............................     $508,236     $440,891
                                                           ========     ========

Securities sold under repurchase agreements consist of obligations of the Banks to other parties. The obligations are secured by U.S. Treasury, U.S. Government-sponsored agency security obligations and corporate asset-backed securities. The maximum amount of outstanding agreements at any month-end during 2005 and 2004 totaled $106,415,000 and $87,472,000, and the average of such agreements totaled $77,897,000 and $62,669,000 during 2005 and 2004.

Maturities of securities sold under repurchase agreements; Federal Home Loan Bank advances; and subordinated debentures, revolving credit lines and term loans as of December 31, 2005, are as follows:

                                                                                                   SUBORDENATED DEBENTURES
                                               SECURITIES SOLD UNDER       FEDERAL HOME LOAN       REVOLVING CREDIT LINES
                                               REPURCHASE AGREEMENTS         BANK ADVANCES              AND TERM LOANS
--------------------------------------------------------------------------------------------------------------------------

                                                      AMOUNT                    AMOUNT                     AMOUNT
==========================================================================================================================
Maturities in years ending December 31:

      2006 ..............                           $106,415                   $ 56,335                   $ 15,000
      2007 ..............                                                        32,495
      2008 ..............                                                        32,839
      2009 ..............                                                        11,382
      2010 ..............                                                        35,192
      After 2010 ........                                                        79,622                     88,956
                                                    --------                   --------                   --------
             Total ......                           $106,415                   $247,865                   $103,956
                                                    ========                   ========                   ========

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table dollar amounts in thousands, except share data)

NOTE 10

BORROWINGS continued

The terms of a security agreement with the FHLB require the Corporation to pledge, as collateral for advances, qualifying first mortgage loans and all otherwise unpledged investment securities in an amount equal to at least 145 percent of these advances. Advances are subject to restrictions or penalties in the event of prepayment. The total available remaining borrowing capacity from the FHLB at December 31, 2005, was $62,228,000.

Subordinated Debentures, Revolving Credit Lines and Term Loans. Three borrowings were outstanding on December 31, 2005, for $103,956,000.

      o First Merchants Capital Trust I. The subordinated debenture, entered into on April 12, 2002, for $54,832,000 will mature on June 20, 2032. The Corporation may redeem the debenture no earlier than June 30, 2007, subject to the prior approval of the Federal Reserve, as required by law or regulation. Interest is fixed at 8.75 percent and payable on March 31, June 30, September 30 and December 31 of each year.

      o CNBC Statutory Trust I. As part of the March 1, 2003, acquisition of CNBC Bancorp, the Corporation assumed $4,124,000 of a junior subordinated debenture entered into on February 22, 2001. The subordinated debenture of $4,124,000 will mature on February 22, 2031. Interest is fixed at 10.20 percent and payable on February 22 and August 22 of each year. The Corporation may redeem the debenture, in whole or in part, at its option commencing February 22, 2011, at a redemption price of 105.10 percent of the outstanding principal amount and, thereafter, at a premium which declines annually. On or after February 22, 2021, the securities may be redeemed at face value with prior approval of the Board of Governors of the Federal Reserve System.

      o LaSalle Bank, N.A. A Loan and Subordinated Debenture Loan Agreement ("LaSalle Agreement") was entered into with LaSalle Bank, N.A. on March 25, 2003 and later amended as of March 9, 2005. The LaSalle Agreement includes three credit facilities:

            o The Term Loan of $5,000,000 matures on March 7, 2012. Interest is calculated at a floating rate equal to the lender's prime rate or LIBOR plus 1.00 percent. The Term Loan is secured by 100 percent of the common stock of First Merchants. The Agreement contains several restrictive covenants, including the maintenance of various capital adequacy levels, asset quality and profitability ratios, and certain restrictions on dividends and other indebtedness.

            o The Revolving Loan had a balance of $15,000,000 at December 31, 2005. Interest is payable quarterly based on LIBOR plus 1 percent. Principal and interest are due on or before March 7,2006. The total principal amount outstanding at any one time may not exceed $20,000,000. The Revolving Loan is secured by 100 percent of the common stock of First Merchants. The Agreement contains several restrictive covenants, including the maintenance of various capital adequacy levels,

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table dollar amounts in thousands, except share data)

NOTE 10

BORROWINGS continued

                  asset quality and profitability ratios, and certain restrictions on dividends and other indebtedness.

            o The Subordinated Debenture of $25,000,000 matures on March 7, 2012. Interest is calculated at a floating rate equal to, at the Corporation's option, either the lender's prime rate or LIBOR plus 1.50 percent. The Subordinated Debenture is treated as Tier 2 Capital for regulatory capital purposes.

NOTE 11

LOAN SERVICING

Mortgage loans serviced for others are not included in the accompanying consolidated balance sheets. The loans are serviced primarily for the Federal Home Loan Mortgage Corporation, and the unpaid balances totaled $107,730,000, $113,344,000 and $105,865,000 at December 31, 2005, 2004 and 2003. The amount of capitalized servicing assets is considered immaterial.

NOTE  12

INCOME TAX

                                                                                          2005            2004            2003
================================================================================================================================
Income tax expense for the year ended December 31:
  Currently payable:
     Federal ................................................................          $ 14,814        $ 11,934        $  9,475
     State ..................................................................             2,231           1,772           1,569
  Deferred:
     Federal ................................................................            (3,248)           (615)           (597)
     State ..................................................................              (501)             94             270
                                                                                       --------        --------        --------
        Total income tax expense ............................................          $ 13,296        $ 13,185        $ 10,717
                                                                                       ========        ========        ========

Reconciliation of federal statutory to actual tax expense:
     Federal statutory income tax at 34% ....................................          $ 14,802        $ 14,483        $ 13,030
     Tax-exempt interest ....................................................            (2,141)         (2,098)         (2,198)
     Graduated tax rates ....................................................               345             335             289
     Effect of state income taxes ...........................................             1,132           1,178           1,213
     Earnings on life insurance .............................................              (439)           (472)           (512)
     Tax credits ............................................................              (395)           (274)           (317)
     Other ..................................................................                (8)             33            (788)
                                                                                       --------        --------        --------
        Actual tax expense .................................................           $ 13,296        $ 13,185        $ 10,717
                                                                                       ========        ========        ========

Tax expense (benefit) applicable to security gains and losses for the years ended December 31, 2005, 2004 and 2003, was $(1,000), $475,000 and $380,000,
respectively.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table dollar amounts in thousands, except share data)

NOTE 12

INCOME TAX continued

A cumulative net deferred tax asset (liability) is included in the consolidated balance sheets. The components of the net asset (liability) are as follows:

                                                                                           2005                 2004
======================================================================================================================
Deferred tax asset (liability) at December 31:
Assets:
   Differences in accounting for loan losses .............................               $10,609              $ 9,438
   Deferred compensation .................................................                 2,768                2,707
   Difference in accounting for pensions
     and other employee benefits .........................................                 2,707
   State income tax ......................................................                   311                  524
   Net unrealized loss on securities available for sale...................                 2,365
   Other .................................................................                   255                  222
                                                                                         -------              -------
       Total assets ......................................................                19,015               12,891
                                                                                         -------              -------
Liabilities:
   Differences in depreciation methods ...................................                 3,450                3,469
   Differences in accounting for loans and securities ....................                 6,505                8,181
   Differences in accounting for loan fees ...............................                   613                  628
   Differences in accounting for pensions
     and other employee benefits .........................................                                        339
   Net unrealized gain on securities available for sale...................                                      2,220
   Other .................................................................                 2,575                1,317
                                                                                         -------              -------
       Total liabilities .................................................                13,143               16,154
                                                                                         -------              -------
       Net deferred tax asset (liability) ................................               $ 5,872              $(3,263)
                                                                                         =======              =======

NOTE 13

COMMITMENTS AND CONTINGENT LIABILITIES

In the normal course of business there are outstanding commitments and contingent liabilities, such as commitments to extend credit and standby letters of credit, which are not included in the accompanying financial statements. The Corporation's exposure to credit loss in the event of nonperformance by the other party to the financial instruments for commitments to extend credit and standby letters of credit is represented by the contractual or notional amount of those instruments. The Banks use the same credit policies in making such commitments as they do for instruments that are included in the consolidated balance sheets.

Financial instruments whose contract amount represents credit risk as of December 31, were as follows:

                              2005               2004
                            --------           --------
Commitments
to extend credit            $574,384           $540,087

Standby letters
of credit                     30,410             22,024

Commitments to extend credit are agreements to lend to a customer, as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Banks evaluate each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Banks upon extension of credit, is based on management's credit evaluation. Collateral held varies, but may

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table dollar amounts in thousands, except share data)

NOTE 13

COMMITMENTS AND CONTINGENT LIABILITIES continued

include accounts receivable, inventory, property and equipment, and income-producing commercial properties.

Standby letters of credit are conditional commitments issued by the Banks to guarantee the performance of a customer to a third party.

The Corporation and subsidiaries are also subject to claims and lawsuits, which arise primarily in the ordinary course of business. It is the opinion of management that the disposition or ultimate resolution of such claims and lawsuits will not have a material adverse effect on the consolidated financial position of the Corporation.

NOTE 14

STOCKHOLDERS' EQUITY

National banking laws restrict the maximum amount of dividends that a bank may pay in any calendar year. National banks are limited to the bank's retained net income (as defined) for the current year plus those for the previous two years. At December 31, 2005, First National and Frances Slocum had no retained net profits available for 2006 dividends to the Corporation. The amount at December 31, 2005, available for 2006 dividends from First Merchants, Madison, First United, United Communities, Decatur, Lafayette, Commerce National and MTC to the Corporation totaled $3,690,000, $5,135,000, $1,102,000, $2,484,000, $183,000,
$1,190,000, $2,439,000 and $837,000, respectively.

Total stockholders' equity for all subsidiaries at December 31, 2005, was $417,712,000, of which $400,652,000 was restricted from dividend distribution to the Corporation.

The Corporation has a Dividend Reinvestment and Stock Purchase Plan, enabling stockholders to elect to have their cash dividends on all shares held automatically reinvested in additional shares of the Corporation's common stock. In addition, stockholders may elect to make optional cash payments up to an aggregate of $2,500 per quarter for the purchase of additional shares of common stock. The stock is credited to participant accounts at fair market value. Dividends are reinvested on a quarterly basis.

On August 15, 2003 and August 13, 2002, the Board of Directors of the Corporation declared a five percent (5%) stock dividend on its outstanding common shares. The new shares were distributed on September 12, 2003 and September 13, 2002, to holders of record on August 29, 2003 and August 30, 2002, respectively.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table dollar amounts in thousands, except share data)

NOTE 15

REGULATORY CAPITAL

The Corporation and Banks are subject to various regulatory capital requirements administered by the federal banking agencies and are assigned to a capital category. The assigned capital category is largely determined by three ratios that are calculated according to the regulations: total risk adjusted capital, Tier 1 capital, and Tier 1 leverage ratios. The ratios are intended to measure capital relative to assets and credit risk associated with those assets and off-balance sheet exposures of the entity. The capital category assigned to an entity can also be affected by qualitative judgments made by regulatory agencies about the risk inherent in the entity's activities that are not part of the calculated ratios.

There are five capital categories defined in the regulations, ranging from well capitalized to critically undercapitalized. Classification of a bank in any of the undercapitalized categories can result in actions by regulators that could have a material effect on a bank's operations.

At December 31, 2005, the management of the Corporation believes that it meets all capital adequacy requirements to which it is subject. The most recent notifications from the regulatory agencies categorized the Corporation and Banks as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Banks must maintain a minimum total capital to risk-weighted assets, Tier I capital to risk-weighted assets and Tier I capital to average assets of 10 percent, 6 percent and 5 percent, respectively. There have been no conditions or events since that notification that management believes have changed this categorization.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table dollar amounts in thousands, except share data)

NOTE 15

REGULATORY CAPITAL continued

Actual and required capital amounts and ratios are listed below.

                                                                  2005                                        2004
-----------------------------------------------------------------------------------------------------------------------------------
                                                                       REQUIRED FOR                                REQUIRED FOR
                                                     ACTUAL        ADEQUATE CAPITAL (1)          ACTUAL        ADEQUATE CAPITAL (1)
                                                AMOUNT      RATIO    AMOUNT      RATIO      AMOUNT      RATIO    AMOUNT      RATIO
===================================================================================================================================
December 31
Total Capital (1)(2)(to risk-weighted assets)
   Consolidated ......................        $285,823     11.72%  $195,449      8.00%    $275,786     11.57%  $190,736      8.00%
   First Merchants ...................          69,691     11.93     46,747      8.00       68,064     11.47     47,474      8.00
   Madison ...........................          27,386     11.82     18,542      8.00       25,496     11.36     17,962      8.00
   First United ......................           7,988     11.09      5,761      8.00        7,703     11.86      5,196      8.00
   Randolph County ...................                                                       8,847     11.58      6,111      8.00
   Union County ......................                                                      16,293     12.00     10,858      8.00
   United Communities ................          26,057     11.66     17,872      8.00
   First National ....................          10,243     11.29      7,260      8.00       10,198     11.42      7,146      8.00
   Decatur ...........................          11,597     11.75      7,895      8.00       11,419     11.62      7,862      8.00
   Frances Slocum ....................          18,907     13.52     11,188      8.00       17,491     12.93     10,825      8.00
   Lafayette .........................          74,089     11.49     51,568      8.00       71,962     11.35     50,701      8.00
   Commerce National .................          42,025     11.11     30,539      8.00       36,829     10.70     27,532      8.00

Tier I Capital (1)(2)(to risk-weighted assets)
   Consolidated ......................        $235,635      9.66%  $ 97,725      4.00%    $228,234      9.57%  $ 95,368      4.00%
   First Merchants ...................          63,550     10.88     23,374      4.00       62,310     10.50     23,737      4.00
   Madison ...........................          25,115     10.84      9,271      4.00       23,671     10.54      8,981      4.00
   First United ......................           7,237     10.05      2,880      4.00        7,100     10.93      2,598      4.00
   Randolph County ...................                                                       7,998     10.47      3,055      4.00
   Union County ......................                                                      14,596     10.75      5,429      4.00
   United Communities ................          23,711     10.61      8,936      4.00
   First National ....................           9,489     10.46      3,630      4.00        9,322     10.44      3,573      4.00
   Decatur ...........................          10,808     10.95      3,948      4.00       10,635     10.82      3,931      4.00
   Frances Slocum.....................          17,152     12.27      5,594      4.00       15,793     11.67      5,412      4.00
   Lafayette .........................          67,795     10.52     25,784      4.00       67,028     10.58     25,350      4.00
   Commerce National .................          32,350      8.55     15,270      4.00       27,648      8.03     13,766      4.00

Tier I Capital (1)(2)(to average assets)
   Consolidated ......................        $235,635      7.70%  $122,396      4.00%    $228,234      7.50%  $121,711      4.00%
   First Merchants ...................          63,550      8.28     30,701      4.00       62,310      7.78     32,024      4.00
   Madison ...........................          25,115      9.38     10,716      4.00       23,671      9.01     10,510      4.00
   First United ......................           7,237      7.83      3,696      4.00        7,100      7.68      3,700      4.00
   Randolph County ...................                                                       7,998      8.42      3,799      4.00
   Union County ......................                                                      14,596      7.47      7,814      4.00
   United Communities ................          23,711      7.93     11,953      4.00
   First National ....................           9,489      8.20      4,630      4.00        9,322      7.99      4,664      4.00
   Decatur ...........................          10,808      8.47      5,104      4.00       10,635      7.96      5,342      4.00
   Frances Slocum.....................          17,152      9.96      6,886      4.00       15,793      9.58      6,593      4.00
   Lafayette .........................          67,795      7.86     34,484      4.00       67,028      7.94     33,747      4.00
   Commerce National .................          32,350      7.41     17,641      4.00       27,648      7.01     15,785      4.00

(1)   As defined by regulatory agencies

(2) Effective January 1, 2005, The Union County National Bank ("Union County") was merged into The Randolph County Bank, N.A. ("Randolph County") and the name of the continuing institution is United Communities National Bank ("United Communities").

NOTE 16

EMPLOYEE BENEFIT PLANS

The Corporation's defined-benefit pension plans cover substantially all of the Corporation's employees. The benefits are based primarily on years of service and employees' pay near retirement. Contributions are intended to provide not only for benefits attributed to service-to-date, but also for those expected to be earned in the future.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table dollar amounts in thousands, except share data)

NOTE 16

EMPLOYEE BENEFIT PLANS continued

The table below sets forth the plans' funded status and amounts recognized in the consolidated balance sheets at December 31, using measurement dates of September 30, 2005 and 2004.

                                                               December 31
                                                            2005         2004
===============================================================================
Change in benefit obligation
     Benefit obligation at beginning of year .........    $ 50,358     $ 45,579
     Service cost ....................................         578        1,920
     Interest cost ...................................       2,633        2,789
     Actuarial (gain) loss ...........................        (677)       1,917
     Benefits paid ...................................      (2,116)      (1,847)
                                                          --------     --------
     Benefit obligation at end of year ...............      50,776       50,358
                                                          --------     --------
Change in plan assets
     Fair value of plan assets at beginning of year ..      39,027       33,940
     Actual return on plan assets ....................       2,978        3,080
     Benefits paid ...................................      (2,116)      (1,847)
     Employer contributions ..........................          24        3,854
                                                          --------     --------
     Fair value of plan assets at end of year ........      39,913       39,027
                                                          --------     --------
     Unfunded status .................................     (10,863)     (11,331)
     Unrecognized net actuarial loss .................      10,268       10,944
     Unrecognized prior service cost .................          62        1,697
     Unrecognized transition asset ...................                      (27)
                                                          --------     --------
     Prepaid benefit cost (liability) ................        (533)       1,283
     Additional pension liability ....................      (8,199)      (5,416)
                                                          --------     --------
     Net minimum liability ...........................    $ (8,732)    $ (4,133)
                                                          ========     ========

Amounts recognized in the balance sheets consist of:
     Prepaid benefit cost (liability) ................    $   (533)    $  1,283
     Additional pension liability ....................      (8,199)      (5,416)
     Intangible asset ................................          62        1,697
     Deferred taxes ..................................       3,255        1,487
     Accumulated other comprehensive loss ............       4,882        2,232
                                                          --------     --------
Net amount recognized ................................    $   (533)    $  1,283
                                                          ========     ========

In January 2005, the Board of Directors of the Corporation approved the curtailment of the accumulation of defined benefits for future services provided by certain participants in the First Merchants Corporation Retirement Pension Plan (the "Plan"). Employees of the Corporation and certain of its subsidiaries who are participants in the Plan were notified that, on and after March 1, 2005, no additional pension benefits will be earned by employees who have not both attained the age of fifty-five (55) and accrued at least ten (10) years of "Vesting Service". As a result of this action, the Corporation incurred a $1,630,000 pension curtailment loss to record previously unrecognized prior service costs in accordance with SFAS No. 88, "Employers' Accounting for Settlements and Curtailments of Defined Benefit Plans and for Termination Benefits." This loss was recognized and recorded by the Corporation in 2005.

At December 31, 2005 and 2004, the plans' accumulated benefit obligation totaled $48,646,000 and $43,161,000, respectively. Projected future benefit payments in years ending December 31 are as follows:

2006  ................................        $ 2,068
2007  ................................          2,200
2008  ................................          2,269
2009  ................................          2,396
2010  ................................          2,560
2011 to 2015 .........................         15,431

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table dollar amounts in thousands, except share data)

NOTE 16

EMPLOYEE BENEFIT PLANS continued

The Corporation's planned and required contributions to its defined-benefit pension plans in 2006 total $467,000. The Corporation's required contributions paid to its defined-benefit pension plans in 2005 totaled $24,000.

At September 30, 2005 the plans' assets were allocated 66 percent to equity securities, 32 percent to debt securities, and 2 percent to other plan assets. The targeted allocation for those categories of plan assets are 45 to 75 percent, 25 to 55 percent, and 0 to 10 percent, respectively.

At September 30, 2004 the plans' assets were allocated 68 percent to equity securities, 28 percent to debt securities, and 4 percent to real estate and other plan assets. The targeted allocation for those categories of plan assets are 40 to 80 percent, 20 to 60 percent and 1 to 15 percent, respectively.

                                                                  2005       2004       2003
==============================================================================================
Pension cost includes the following components:
   Service cost-benefits earned during the year ............    $   578    $ 1,920    $ 1,564
   Interest cost on projected benefit obligation ...........      2,633      2,789      2,617
   Actual return on plan assets ............................     (2,978)    (3,080)    (3,876)
   Net amortization and deferral ...........................        (23)       614      1,617
   Pension curtailment loss ................................      1,630
                                                                -------    -------    -------
      Total pension cost  ..................................    $ 1,840    $ 2,243    $ 1,922
                                                                =======    =======    =======

                                                                  2005       2004       2003
=============================================================================================
Assumptions used in the accounting as of December 31 were:
      Discount rate ........................................      5.50%      6.00%      6.25%
      Rate of increase in compensation .....................      4.00%      4.00%      4.00%
      Expected long-term rate of return on assets ..........      7.50%      8.00%      8.00%

The above assumptions used to measure benefit obligations as of the plan's measurement date were the same assumptions used to determine the net benefit cost.

At September 30, 2005 and 2004, the Corporation based its estimate of the expected long-term rate of return on analysis of the historical returns of the plans and current market information available. The plans' investment strategies are to provide for preservation of capital with an emphasis on long-term growth without undue exposure to risk. The assets of the plans' are invested in accordance with the plans' Investment Policy Statement, subject to strict compliance with ERISA and any other applicable statutes.

The plans' risk management practices include quarterly evaluations of investment managers, including reviews of compliance with investment manager guidelines and restrictions; ability to exceed performance objectives; adherence to the investment philosophy and style; and ability to exceed the performance of other investment managers. The evaluations are reviewed by management with appropriate follow-up and actions taken, as deemed necessary. The Investment Policy Statement generally allows investments in cash and cash equivalents, real estate, fixed income debt securities and equity securities, and specifically prohibits investments in derivatives, options, futures, private placements, short selling, non-marketable securities and purchases of non-investment grade bonds.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table dollar amounts in thousands, except share data)

NOTE 16

EMPLOYEE BENEFIT PLANS continued

At December 31, 2005, the maturities of the plans' debt securities ranged from 135 days to 12.4 years, with a weighted average maturity of 3.1 years. At December 31, 2004, the maturities of the plans' debt securities ranged from 14 days to 6.2 years, with a weighted average maturity of 2.9 years.

The 1994 Stock Option Plan reserved 546,978 shares of Corporation common stock for the granting of options to certain employees and non-employee directors. The exercise price of the shares may not be less than the fair market value of the shares upon the grant of the option. Options become 100 percent vested when granted and are fully exercisable generally six months after the date of the grant, for a period of ten years. No shares remain available for grant under the 1994 Plan.

The 1999 Long-term Equity Incentive Plan, which became effective as of July 1, 1999, authorizes the Corporation to grant stock-based incentive awards, including stock options, to eligible employees of the Corporation or its subsidiaries. The aggregate number of shares that are available for grants under that Plan in any calendar year is equal to the sum of: (a) 1 percent of the number of common shares of the Corporation outstanding as of the last day of the preceding calendar year; plus (b) the number of shares that were available for grants, but not granted, under the Plan in any previous year; but in no event will the number of shares available for grants in any calendar year exceed 1.5 percent of the number of common shares of the Corporation outstanding as of the last day of the preceding calendar year. Options, which have a ten year life, become 100 percent vested ranging from three months to two years and are fully exercisable when vested. The 1999 Long-term Equity Incentive Plan will expire in 2009.

The table below is a summary of the status of the Corporation's stock option plans and changes in those plans as of and for the years ended December 31, 2005, 2004 and 2003.

Year Ended December 31,                                      2005                       2004                         2003
----------------------------------------------------------------------------------------------------------------------------------

                                                       WEIGHTED-AVERAGE           WEIGHTED-AVERAGE             WEIGHTED-AVERAGE
      OPTIONS                                     SHARES    EXERCISE PRICE    SHARES    EXERCISE PRICE    SHARES    EXERCISE PRICE
==================================================================================================================================
Outstanding, beginning of year .............     1,019,643      $ 22.00       951,509       $ 20.71       842,583        $ 19.89
Granted ....................................       225,970        26.58       185,170         25.60       190,714          23.46
Exercised ..................................       (96,620)       16.59       (95,899)        15.48       (69,672)         16.93
Cancelled ..................................       (44,206)       25.32       (21,137)        25.36       (12,116)         22.27
                                                 ---------                  ---------                     -------
Outstanding, end of year ...................     1,104,787      $ 23.28     1,019,643       $ 22.00       951,509        $ 20.71
                                                 =========                  =========                     =======
Options exercisable at year end ............     1,061,372                    693,560                     653,040
Weighted-average fair value of
   options granted during the year .........                    $  6.93                     $  6.98                      $  5.99

As of December 31, 2005, other information by exercise price range for option s outstanding and exercisable is as follows:

                                     OUTSTANDING                                                     EXERCISABLE
---------------------------------------------------------------------------------         -------------------------------
  EXERCISE PRICE         NUMBER     WEIGHTED-AVERAGE        WEIGHTED-AVERAGE                NUMBER       WEIGHTED-AVERAGE
      RANGE             OF SHARES    EXERCISE PRICE    REMAINING CONTRACTUAL LIFE         OF SHARES       EXERCISE PRICE
=========================================================================================================================
$ 13.89 - $21.85         369,851         $18.52                 3.6 years                   369,507             $18.52

  22.22 -  25.60         380,952          24.67                 7.2 years                   347,917              24.60

  25.90 -  26.93         353,984          26.74                 8.3 years                   343,948              26.77
                       ---------                                                          ---------
                       1,104,787         $23.28                 6.3 years                 1,061,372             $23.19
                       =========                                                          =========

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table dollar amounts in thousands, except share data)

NOTE 16

EMPLOYEE BENEFIT PLANS continued

Although the Corporation has elected to follow APB No. 25, SFAS No. 123 requires pro forma disclosures of net income and earnings per share as if the Corporation had accounted for its employee stock options under that Statement.

The fair value of each option grant was estimated on the grant date using an option-pricing model with the following assumptions:

                                        2005           2004           2003
                                        ----           ----           ----

Risk-free interest rates........       4.05%          4.57%          3.55%

Dividend yields.................       3.56%          3.64%          3.65%

Volatility factors of expected
    market price common stock...      30.20%         30.89%         31.29%

Weighted-average expected
    life of the options ........       8.50 years     8.50 years     8.50 years

Under SFAS No. 123, compensation cost is recognized in the amount of the estimated fair value of the options and amortized to expense over the options' vesting period. The pro forma effect on net income and earnings per share of this statement are shown in Note 1 to the consolidated financial statements.

The First Merchants Corporation 2004 Employee Stock Purchase Plan provides eligible employees of the Corporation and its subsidiaries an opportunity to purchase shares of common stock of the Corporation through annual offerings financed by payroll deductions. A total of 400,000 shares of the Corporation's common stock were reserved for issuance pursuant to the plan. The price of the stock to be paid by the employees is determined by the Corporation's compensation committee, but may not be less than 85 percent of the lesser of the fair market value of the Corporation's common stock at the beginning or at the end of the offering period. Common stock purchases are made annually and are paid through advance payroll deductions of up to 20 percent of eligible compensation. At December 31, 2005, $470,000 has been withheld from compensation, plus interest, toward the purchase of shares after June 30, 2006, the end of the annual offering period. Participants under the plan purchased 43,238 shares in 2005 at $21.12 per share. The fair value on the purchase date was $24.85.

The Corporation's Employee Stock Purchase Plan is accounted for in accordance with APB No. 25. Although the Corporation has elected to follow APB No. 25, SFAS No. 123 requires pro forma disclosures of net income and earnings per share as if the Corporation had accounted for the purchased shares under that statement. The pro forma disclosures are included in Note 1 to the consolidated financial statements and were estimated using an option pricing model with the following assumptions for 2005, 2004 and 2003, respectively: dividend yield of 3.56, 3.64 and 3.65, percent; an expected life of one year for all years; expected volatility of 30.20, 30.89 and 31.29 percent; and risk-free interest rates of 4.05, 4.57 and 3.55 percent. The fair value of those purchase rights granted in 2005, 2004 and 2003 was $4.90, $6.38 and $4.81 respectively.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table dollar amounts in thousands, except share data)

NOTE 16

EMPLOYEE BENEFIT PLANS continued

The First Merchants Corporation Retirement and Income Savings Plan (the "Savings Plan"), a Section 401(k) qualified defined contribution plan, was amended on March 1, 2005 to provide enhanced retirement benefits, including employer and matching contributions, for eligible employees of the Corporation and its subsidiaries. The Corporation matches employees' contributions primarily at the rate of 50 percent for the first 6 percent of base salary contributed by participants. Beginning in 2005, employees who have completed 1,000 hours of service and are an active employee on the last day of the year receive an additional retirement contribution after year-end. The amount of a participant's retirement contribution varies from 2 to 7 percent of salary based upon years of service. Full vesting occurs after 5 years of service. The Corporations' expense for the Savings Plan was $2,052,000 for 2005, $660,000 for 2004, and $600,000
for 2003.

The Corporation maintains supplemental executive retirement and other nonqualified retirement plans for the benefit of certain directors and officers. Under the plans, the Corporation agrees to pay retirement benefits that are actuarially determined based upon plan participants' compensation amounts and years of service. Accrued benefits payable totaled $3,307,000 and $3,004,000 at December 31, 2005 and 2004. Benefit plan expense was $571,000, $615,000 and $485,000 for 2005, 2004 and 2003.

The Corporation maintains post-retirement benefit plans that provide health insurance benefits to retirees. The plans allow retirees to be carried under the Corporation's health insurance plan, generally from ages 55 to 65. The retirees pay most of the premiums due for their coverage, with amounts paid by retirees ranging from 70 to 100 percent of the premiums payable. The accrued benefits payable under the plans totaled $1,084,000 and $1,022,000 at December 31, 2005 and 2004. Post-retirement plan expense totaled $120,000, $202,000 and $240,000 for the years ending December 31, 2005, 2004 and 2003.

NOTE 17

NET INCOME PER SHARE

====================================================================================================================================
Year Ended December 31,                           2005                           2004                           2003
------------------------------------------------------------------------------------------------------------------------------------
                                       WEIGHTED-AVERAGE    PER SHARE   WEIGHTED-AVERAGE    PER SHARE   WEIGHTED-AVERAGE   PER SHARE
                                     INCOME       SHARES    AMOUNT     INCOME    SHARES     AMOUNT    INCOME     SHARES     AMOUNT
====================================================================================================================================
Basic net income per share:
  Net income available  to
    common stockholders ..........   $30,239    18,484,832   $1.64    $29,411  18,540,451   $1.59    $27,571    18,233,855   $1.51
                                                             =====                          =====                            =====
Effect of dilutive stock options..                 110,863                        126,826                          137,575
                                     -------    ----------            -------  ----------            -------    ----------
Diluted net income per share:
  Net income available to
    common stockholders
    and assumed conversions ......   $30,239    18,595,695   $1.63    $29,411  18,667,277   $1.58    $27,571    18,371,430   $1.50
                                     =======    ==========   =====    =======  ==========   =====    =======    ==========   =====

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table dollar amounts in thousands, except share data)

NOTE 17

NET INCOME PER SHARE continued

Options to purchase 214,840, 320,661 and 233,658 shares of common stock with weighted average exercise prices of $26.81, $24.66 and $24.01 at December 31, 2005, 2004 and 2003 were excluded from the computation of diluted net income per share because the options exercise price was greater than the average market price of the common stock.

NOTE 18

FAIR VALUES OF FINANCIAL INSTRUMENTS

The following methods and assumptions were used to estimate the fair value of each class of financial instrument:

CASH AND CASH EQUIVALENTS The fair value of cash and cash equivalents approximates carrying value.

INTEREST-BEARING TIME DEPOSITS The fair value of interest-bearing time deposits approximates carrying value.

INVESTMENT SECURITIES Fair values are based on quoted market prices.

MORTGAGE LOANS HELD FOR SALE The fair value of mortgages held for sale approximates carrying values.

LOANS For both short-term loans and variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values. The fair value for other loans is estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality.

FEDERAL RESERVE AND FEDERAL HOME LOAN BANK STOCK The fair value of FRB and FHLB stock is based on the price at which it may be resold to the FRB and FHLB.

INTEREST RECEIVABLE/PAYABLE The fair values of interest receivable/payable approximate carrying values.

CASH VALUE OF LIFE INSURANCE The fair value of cash value of life insurance approximates carrying value.

DEPOSITS The fair values of noninterest-bearing demand accounts, interest-bearing demand accounts and savings deposits are equal to the amount payable on demand at the balance sheet date. The carrying amounts for variable rate, fixed-term certificates of deposit approximate their fair values at the balance sheet date. Fair values for fixed-rate certificates of deposit and other time deposits are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on such time deposits.

BORROWINGS The fair value of borrowings is estimated using a discounted cash flow calculation, based on current rates for similar debt, except for short-term and

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table dollar amounts in thousands, except share data)

NOTE 18

FAIR VALUES OF FINANCIAL INSTRUMENTS continued

adjustable rate borrowing arrangements. At December 31, the fair value for these instruments approximates carrying value.

OFF-BALANCE SHEET COMMITMENTS

Loan commitments and letters-of-credit generally have short-term, variable-rate features and contain clauses which limit the Banks' exposure to changes in customer credit quality. Accordingly, their carrying values, which are immaterial at the respective balance sheet dates, are reasonable estimates of fair value.

The estimated fair values of the Corporation's financial instruments are as follows:

                                                                                   2005                             2004
-----------------------------------------------------------------------------------------------------------------------------------
                                                                      CARRYING            FAIR         CARRYING            FAIR
                                                                       AMOUNT             VALUE         AMOUNT             VALUE
===================================================================================================================================
Assets at December 31:
   Cash and cash equivalents ..................................      $   70,417        $   70,417     $   69,960        $   69,960
   Interest-bearing time deposits .............................           8,748             8,748          9,343             9,343
   Investment securities available for sale ...................         422,627           422,627        416,177           416,177
   Investment securities held to maturity .....................          11,639            11,510          5,358             5,520
   Mortgage loans held for sale ...............................           4,910             4,910          3,367             3,367
   Loans ......................................................       2,432,239         2,511,784      2,405,503         2,415,924
   FRB and FHLB stock .........................................          23,200            23,200         22,858            22,858
   Interest receivable ........................................          19,690            19,690         17,318            17,318
   Cash value of life insurance ...............................          43,579            43,579         42,061            42,061

Liabilities at December 31:
   Deposits ...................................................       2,382,576         2,250,494      2,408,150         2,404,595
   Borrowings:
       Federal funds purchased ................................          50,000            50,000         32,550            32,550
       Securities sold under repurchase agreements ............         106,415           106,415         87,472            85,136
       FHLB advances ..........................................         247,865           248,303        223,663           234,247
       Subordinated debentures, revolving credit
         lines and term loans .................................         103,956           115,822         97,206           105,139
   Interest payable ...........................................           5,874             5,874          4,411             4,411

NOTE 19

CONDENSED FINANCIAL INFORMATION (parent company only)

Presented below is condensed financial information as to financial position, results of operations, and cash flows of the Corporation:

CONDENSED BALANCE SHEETS

                                                                December 31,
                                                              2005         2004
================================================================================
Assets
   Cash ..............................................     $  2,749     $    987
   Investment securities available for sale...........        3,500        3,500
   Investment in subsidiaries ........................      404,974      401,721
   Goodwill ..........................................          448          448
   Other assets ......................................       12,259       10,039
                                                           --------     --------
      Total assets ...................................     $423,930     $416,695
                                                           ========     ========
Liabilities
   Borrowings ........................................     $103,956     $ 97,206
   Other liabilities .................................        6,578        4,886
                                                           --------     --------
      Total liabilities ..............................      110,534      102,092

Stockholders' equity .................................      313,396      314,603
                                                           --------     --------
      Total liabilities and stockholders' equity .....     $423,930     $416,695
                                                           ========     ========

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table dollar amounts in thousands, except share data)

NOTE 19

CONDENSED FINANCIAL INFORMATION (parent company only) continued

CONDENSED STATEMENTS OF INCOME

                                                                                                        December 31,
                                                                                            2005            2004            2003
===================================================================================================================================
Income
  Dividends from subsidiaries ................................................           $ 30,930        $ 28,983        $ 45,445
  Administrative services fees from subsidiaries..............................             13,823          13,767          10,849
  Other income ...............................................................                644             375             472
                                                                                         --------        --------        --------
     Total income ............................................................             45,397          43,125          56,766
                                                                                         --------        --------        --------
Expenses
  Amortization of core deposit intangibles
   and fair value adjustments ................................................                 11              11              26
  Interest expense............................................................              7,432           6,785           6,463
  Salaries and employee benefits..............................................             12,500          11,240           9,531
  Net occupancy expenses......................................................              1,294           1,481           1,869
  Equipment expenses..........................................................              3,418           2,918           1,955
  Telephone expenses..........................................................              1,181           1,383           1,571
  Postage and courier expense ................................................              1,528           1,467             970
  Other expenses..............................................................              2,394           1,761           2,760
                                                                                         --------        --------        --------
     Total expenses ..........................................................             29,758          27,046          25,145
                                                                                         --------        --------        --------
Income before income tax benefit and equity in
undistributed income of subsidiaries .........................................             15,639          16,079          31,621
     Income tax benefit ......................................................              5,404           4,557           5,577
                                                                                         --------        --------        --------
Income before equity in undistributed income of subsidiaries .................             21,043          20,636          37,198

   Equity in undistributed (distributions in excess of)
    income of subsidiaries ...................................................              9,196           8,775          (9,627)
                                                                                         --------        --------        --------
Net Income ...................................................................           $ 30,239        $ 29,411        $ 27,571
                                                                                         ========        ========        ========

CONDENSED STATEMENTS OF CASH FLOWS

                                                                                  Year Ended December 31,
=====================================================================================================================
                                                                             2005             2004             2003
=====================================================================================================================
Operating activities:
   Net income ........................................................    $ 30,239         $ 29,411         $ 27,571
   Adjustments to reconcile net income to net cash
     provided by operating activities:
     Amortization ....................................................          11               11               26
     Distributions in excess of (equity in undistributed)
       income of subsidiaries ............... ........................      (9,196)          (8,775)          (9,627)
     Net change in:
        Other assets .................................................      (2,220)            (535)           2,406
        Other liabilities ............................................       1,680              461               (6)
                                                                          --------         --------         --------
           Net cash provided by operating activities .................      20,514           20,573           20,370
                                                                          --------         --------         --------
Investing activities - Investment in subsidiaries ....................      (2,884)          (2,289)         (25,858)
                                                                          --------         --------         --------
           Net cash used by investing activities .....................      (2,884)          (2,289)         (25,858)
                                                                          --------         --------         --------
Financing activities:
   Cash dividends ....................................................     (16,981)         (17,048)         (16,557)
   Borrowings.........................................................       9,833            7,251           47,594
   Repayment of borrowings ...........................................      (3,083)          (9,594)         (29,550)
   Stock issued under employee benefit plans .........................         914              903              819
   Stock issued under dividend reinvestment
     and stock purchase plan .........................................         933            1,278            1,339
   Stock options exercised ...........................................       2,174            1,404            1,191
   Stock redeemed ....................................................      (9,658)          (4,726)            (489)
   Cash paid in lieu of issuing fractional shares ....................                                           (28)
                                                                          --------         --------         --------
           Net cash provided (used) by financing activities ..........     (15,868)         (20,532)           4,319
                                                                          --------         --------         --------
Net change in cash ...................................................       1,762           (2,248)          (1,169)
Cash, beginning of year ..............................................         987            3,235            4,404
                                                                          --------         --------         --------
Cash, end of year ....................................................    $  2,749         $    987         $  3,235
                                                                          ========         ========         ========

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table dollar amounts in thousands, except share data)

NOTE 20

QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)

The following table sets forth certain quarterly results for the years ended December 31, 2005 and 2004:

------------------------------------------------------------------------------------------------------------------------------------
                                                                                   AVERAGE SHARES OUTSTANDING   NET INCOME PER SHARE
   QUARTER            INTEREST    INTEREST   NET INTEREST PROVISION FOR     NET    --------------------------   --------------------
    ENDED              INCOME      EXPENSE      INCOME     LOAN LOSSES    INCOME      BASIC        DILUTED       BASIC     DILUTED
2005:
March ............   $   41,315   $  14,373  $    26,942     $  2,667    $  6,567    18,559,664    18,696,526     $ .35     $ .35
June .............       43,513      15,592       27,921        1,948       7,921    18,435,677    18,536,137       .43       .43
September.........       45,567      17,427       28,140        1,794       8,220    18,478,154    18,590,034       .45       .44
December..........       46,814      18,688       28,126        1,945       7,531    18,458,990    18,557,622       .41       .41
                     ----------   ---------- -----------     --------    --------                                 -----     -----
                     $  177,209   $  66,080  $   111,129     $  8,354    $ 30,239    18,484,832    18,595,695     $1.64     $1.63
                     ==========   ========== ===========     ========    ========                                 =====     =====
2004:
March ............   $   38,224   $  12,592  $    25,632     $  1,372    $  6,935    18,518,282    18,645,571     $ .37     $ .37
June .............       38,099      12,252       25,847        1,720       7,355    18,511,190    18,633,301       .40       .40
September.........       39,801      13,009       26,792        1,380       7,653    18,548,041    18,658,459       .41       .41
December..........       40,850      13,732       27,118        1,233       7,468    18,583,492    18,720,802       .41       .40
                     ----------   ---------- -----------     --------    --------                                 -----     -----
                     $  156,974   $  51,585  $   105,389     $  5,705    $ 29,411    18,540,451    18,667,277     $1.59     $1.58
                     ==========   ========== ===========     ========    ========                                 =====     =====

NOTE 21

ACCOUNTING MATTERS

Share-Based Compensation
In December, 2004, FASB issued an amendment to SFAS 123 (SFAS 123R), which eliminates the ability to account for share-based compensation transactions using Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and generally requires that such transactions be accounted for using a fair value-based method. On April 14, 2005, the SEC amended the compliance date for SFAS 123R from the beginning of the first interim or annual period that begins after June 15, 2005 to the next fiscal year beginning after June 15, 2005. The Corporation adopted SFAS 123R as of January 1, 2006. The effect on the Corporation's results of operations depends on the level of future option grants and the calculation of the fair value of the options granted at such future date, as well as the vesting periods provided and possible performance condition requirements, and so cannot currently be predicted for future awards.

SFAS 123R applies to all awards granted after the effective date and to awards modified, repurchased, or cancelled after that date. The statement establishes standards for accounting for share-based payment transactions. Share-based payment transactions are those in which an entity exchanges its equity instruments for goods or services or in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of these equity instruments. SFAS 123R covers a wide range of share-based compensation arrangements including stock options, restricted share plans, performance-based awards, share appreciation rights and employee stock purchase plans.

As of January 1, 2006, the Corporation applied SFAS 123R using the modified prospective method. This method requires that compensation expense be recorded for all unvested stock options and restricted stock awards over the requisite service period (generally the vesting schedule). For liability-classified awards, the

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table dollar amounts in thousands, except share data)

Note 21

ACCOUNTING MATTERS continued

Corporation measures the cost of employee services received in exchange for an award based on its current fair value; the fair value is remeasured subsequently at each reporting date through the settlement date, and changes in fair value are recognized as compensation cost. For equity-classified awards, the grant date fair value is recognized in earnings over the requisite service period.

Earnings Per Share
The FASB has issued a proposed amendment to SFAS No. 128, Earnings Per Share, to clarify guidance for mandatorily convertible instruments, the treasury stock method, contingently issuable shares, and contracts that may be settled in cash of shares. The primary impact on the Corporation of the proposed Statement is the change to the treasury stock method for year-to-date diluted earnings per share.

Currently SFAS No. 128 requires that the number of incremental shares included in the denominator be determined by computing a year-to-date weighted average of the number of incremental shares included in each quarterly diluted EPS computation. Under this proposed Statement, the number of incremental shares included in year-to-date diluted earnings per share would be computed using the average market price of common shares for the year-to-date period, independent of the quarterly computations. This computational change is not expected to have a significant impact on the Corporation's diluted earnings per share.

ANNUAL MEETING, STOCK PRICE AND DIVIDEND INFORMATION

The 2006 Annual Meeting of Stockholders
of First Merchants Corporation
will be held...

Thursday, April 13, 2006 at 3:30 p.m.

Horizon Convention Center
401 South High Street
Muncie, Indiana

STOCK INFORMATION

                                                         PRICE PER SHARE
    QUARTER                                      HIGH                              LOW                  DIVIDENDS DECLARED(1)
================================================================================================================================
                                         2005             2004          2005             2004         2005             2004
                                      --------------------------     ---------------------------    ---------------------------
First Quarter  .............          $  28.57         $  26.33      $   25.09        $   23.50     $    .23         $    .23
Second Quarter .............             26.06            25.88          23.05            22.20          .23              .23
Third Quarter ..............             27.30            25.77          24.75            22.96          .23              .23
Fourth Quarter .............             26.89            29.19          23.98            24.15          .23              .23

(1) The Liquidity section of Management's Discussion & Analysis of Financial Condition and Results of Operations and Note 14 to Consolidated Financial Statements include discussions regarding dividend restrictions from the bank subsidiaries to the Corporation.

The table above lists per share prices and dividend payments during 2005 and 2004. Prices are as reported by the National Association of Securities Dealers Automated Quotation - National Market System.

Numbers rounded to nearest cent when applicable.

COMMON STOCK LISTING

COMMON STOCK LISTING

First Merchants Corporation common stock is traded over-the-counter on the NASDAQ National Market System. Quotations are carried in many daily papers. The NASDAQ symbol is FRME (Cusip #320817-10-9). At the close of business on January 31, 2006, the number of shares outstanding was 18,420,077. There were 6,061 stockholders of record on that date.

General Stockholder Inquiries

Stockholders and interested investors may obtain information about the Corporation upon written request or by calling:

Mr. Brian Edwards
Shareholder Relations Officer
First Merchants Corporation
P. O. Box 792
Muncie, Indiana 47308-0792
765-741-7278
800-262-4261 Ext. 7278

Stock Transfer Agent and Registrar

American Stock Transfer & Trust Company
59 Maiden Lane, 1st Floor
New York, NY 10038

FORM 10-K, FINANCIAL INFORMATION AND CODE OF ETHICS

FORM 10-K, FINANCIAL INFORMATION AND CODE OF ETHICS

The Corporation, upon request and without charge, will furnish stockholders, security analysts and investors a copy of Form 10-K filed with the Securities and Exchange Commission.

The Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the commission, including the Corporation; that address is http://www.sec.gov

The Corporation has adopted a Code of Ethics that applies to its Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Controller and Treasurer. It is part of the Corporation's Code of Business Conduct, which applies to all employees and directors of the Corporation and its affiliates. A copy of the Code of Ethics may be obtained, free of charge, by writing to First Merchants Corporation at 200 East Jackson Street, Muncie, IN 47305. In addition, the Code of Ethics is maintained on the Corporation's web site, which can be accessed at http://www.firstmerchants.com.

Please contact:
Mr. Mark Hardwick
Executive Vice President
and Chief Financial Officer

First Merchants Corporation
P. O. Box 792
Muncie, Indiana 47308-0792

765-751-1857
1-800-262-4261 Ext. 1857

OUR MISSION

First Merchants Corporation is a regional financial holding company dedicated to be the provider of choice in banking, trust and insurance services to our communities

                                [GRAPHIC OMITTED]

OUR OPERATING PHILOSOPHY

First Merchants Corporation's operating philosophy is to be client-focused, value-driven, plan-disciplined, and managed for achievers from both an employee and shareholder perspective.

                        BUILDING FOR TODAY AND TOMORROW

Just like any other company, First Merchants Corporation continues to build upon past accomplishments, constructing a path for even greater future successes.

For our shareholders and customers of our affiliate companies, this means that we are continually striving to operate our companies in a way that yields value, security and confidence.

From Indianapolis to Decatur and from Lafayette to Cincinnati, our companies provide the local decision-making and high level of service that is expected by their clients.

Whether it's personal or business banking, insurance, investments or trust services, our affiliate companies can help their clients build their dreams.

             The greater part of progress is the desire to progress.

                                                                   -SENECA

                           FIRST MERCHANTS CORPORATION

Corporate Office            200 East Jackson Street        Muncie, Indiana 47305

                   765.747.1500   http://www.firstmerchants.com

[GRAPHIC OMITTED]

                         BUILDING FOR TODAY AND TOMORROW

[LOGO] First Merchants Corporation
         your partners in success                         WWW.FIRSTMERCHANTS.COM